UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A INFORMATION

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Soliciting Material Pursuant to § 240.14a-12

CorMedix Inc.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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CEO LETTER TO STOCKHOLDERS

CorMedix, Inc.
Chairman and CEO Letter to Shareholders

Dear CorMedix Shareholder,

2025 was truly a transformational year for CorMedix. We are very pleased with our operational performance and execution in the commercialization of DefenCath, as well as the announcement and closing of our acquisition of Melinta Therapeutics LLC (“Melinta”), which has better positioned us for long-term sustainable growth.

Following the August 2025 acquisition of Melinta, we are now commercializing a diversified portfolio of specialty pharmaceuticals utilized predominantly in institutional settings of care, including MINOCIN® (minocycline) for Injection, REZZAYO® (rezafungin for injection), VABOMERE® (meropenem and vaborbactam), ORABACTIV™ (oritavancin), BAXDELA® (delafloxacin), and KIMYRSA® (oritavancin), as well as TOPROL-XL® (metoprolol succinate). This acquisition provided us with a base portfolio of durable specialty injectable products, as well as a potential future growth driver with the pipeline asset REZZAYO, which is in development for an expanded indication in the prophylaxis of invasive fungal infections. In addition, we significantly expanded our commercial footprint and reinforced our commitment to addressing critical unmet needs in the healthcare space.

Additional Highlights and Achievements in 2025

•        CorMedix achieved a total revenue of $311.7 million for fiscal year 2025, including:

•        $258.8 million in net sales of DefenCath, and

•        $52.9 million in net revenue from the partial year contribution of the legacy Melinta portfolio.

•        Net income was $163.0 million, or $2.04 per diluted share, compared with a net loss of $17.9 million in 2024.

As we enter 2026, we anticipate a transitional year with the expiration of TDAPA reimbursement for DefenCath and the CMS implementation of the post-TDAPA Add-On phase of reimbursement for the product. This transition underscores the importance and rationale for the Melinta acquisition in 2025, as well as our focus on operational execution in 2026 to drive sales and profit growth while preserving financial flexibility for new strategic business development opportunities.

In connection with matters to be considered at the Annual Meeting we recommend that stockholders vote in favor of all proposals. We are highlighting the following proposals in particular because they may benefit from additional context and are intended to align our governance practices with similarly situated companies, while reducing unnecessary costs and administrative burden. Importantly, these proposals are designed to enhance governance efficiency and reduce the diversion of management’s attention and the expenses associated with soliciting unnecessary stockholder votes:

•        Proposal 4 — Ratification of the COD Amendments Proposal:    This proposal would ratify prior amendments that we have made to the certificates of designation governing our Series E Preferred Stock and Series C-3 Preferred Stock. While our Board, after consulting with counsel, believes these amendments were validly authorized, we want to eliminate any uncertainty that may exist. By approving this proposal, you will be ratifying these historical amendments back to their original filing dates, which ensures their continued effectiveness and avoids potential future challenges that could distract our management team and cost time and money to resolve. Certain of the amendments were executed in order to remove preferred stockholder consent obligations with respect to restrictive covenants under the Series E Preferred Stock and Series C-3 Preferred Stock Certificates of Designation that restricted our ability to grow the business.

•        Proposal 5 — Amended and Restated Charter:    This proposal would change to the Amended and Restated Certificate of Incorporation (the “Charter”) include immaterial, technical changes to streamline, eliminate or update certain provisions.

•        Proposal 6 — Class Voting Proposal:    This proposal does not allow any changes to be made to the rights of common stockholders as set forth in the Company’s Charter without the approval of common stockholders. This proposal would also allow the holders of our preferred stock to be the sole stockholders required to vote on amendments to the certificates of designation or our Charter that only relate to the preferred stock. If a proposed amendment does not change the terms of the common stock, only the holders of the relevant series of preferred stock would be entitled to vote on the proposed amendment. If we were required to obtain the support of all of the holders of our common stock for each proposed amendment to the terms of the preferred stock, we may be required to incur substantial expense to prepare a proxy statement, solicit support of the holders of our common stock and hold a special meeting of stockholders. As with Proposal 4, which asks stockholders to ratify the Certificates of Designation, this proposal is intended to provide management with the flexibility to modify the terms of the Series E Preferred Stock and Series C-3 Preferred Stock, in situations that could limit our ability to grow the business, without requiring common stockholder approval.

•        Proposal 7 — Exclusive Forum Proposal:    This proposal would specify that the Court of Chancery of the State of Delaware or the federal district court for the District of Delaware, as applicable, to be exclusive forum for certain enumerated actions and specifies the federal district courts of the United States of America to be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

•        Proposal 8 — Updating Officer Liability Provisions as Permitted by Delaware Law Proposal:    This proposal would not eliminate accountability for misconduct — officers would remain liable for breaches of the duty of loyalty, acts not in good faith, intentional misconduct, knowing violations of law, or actions from which they derive an improper personal benefit. This proposal would update the Charter to limit the personal liability of certain of our officers related to limited claims that may be brought against them in their capacity as officers of the Company. Delaware recently updated its laws to permit such limitations of personal liability if provided for in our organizational documents. Similar to the actions taken by many of our peers, our Board believes that this change will help us recruit and retain the most qualified officers and is in the best interests of our company.

I would like to thank our stockholders for their continued support and our employees for their hard work and dedication to improving the health of patients.

Sincerely,

/s/ Joseph Todisco
Joseph Todisco
Chairman and Chief Executive Officer
CorMedix, Inc.

CORMEDIX INC.
389 Interpace Parkway, Suite 450
Parsippany, New Jersey 07054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 23, 2026

TO THE STOCKHOLDERS OF CORMEDIX INC.

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of CorMedix Inc. (the “Company”) will be held on June 23, 2026, at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual-only meeting conducted via live webcast, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/CRMD2026. The Annual Meeting is being held for the following purposes which the Board has determined is in the best interests of the Company:

1.      Election of seven (7) directors, each to serve until the 2027 Annual Meeting of Stockholders and until their successor is duly elected and qualified or until their earlier resignation, removal or death (the “Director Election Proposal”);

2.      Approval on a non-binding advisory basis the compensation of our named executive officers for 2025 (the “Say-on-Pay Proposal”);

3.      Ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Ratification Proposal”);

4.      Approval of the ratification of the Certificate of Designation Amendments (as defined herein) (the “COD Amendments Proposal”);

5.      Approval of amendments to our Charter to make technical changes (the “Amended Charter Proposal”);

6.      Approval of an amendment to our Charter to update the approval process for amendments relating solely to the terms of one or more series of preferred stock by permitting such amendments to be approved by the holders of the applicable series, without a separate vote of common stockholders, to the extent permitted by Delaware law and provided that no changes are made to the terms of common stock (the “Class Voting Proposal”);

7.      Approval of an amendment to our Charter to designate the exclusive forums in which certain claims relating to the Company may be brought (the “Exclusive Forum Proposal”);

8.      Approval of an amendment to our Charter to limit certain officers’ personal liability for monetary damages for breaches of the duty of care, as permitted by Delaware law (the “Updating Officer Liability Provisions as Permitted by Delaware Law Proposal”); and

9.      Approval of the adjournment of the 2026 Annual Meeting to a later date or dates, if necessary, to permit further solicitation and voting of proxies in the event that there are insufficient votes to approve the Ratification of the COD Amendments Proposal, the Amended Charter Proposal, the Class Voting Proposal, the Exclusive Forum Proposal or the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal (the “Adjournment Proposal”).

These matters are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on April 24, 2026 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment, postponement or continuation thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relevant to the Annual Meeting for at least ten days prior to June 23, 2026. Additionally, the Ratification of the COD Amendments Proposal is being submitted to stockholders pursuant to Section 204 of the Delaware General Corporation Law.

This year, the meeting will take place virtually at www.virtualshareholdermeeting.com/CRMD2026. However, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the accompanying proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote during the meeting even if he or she has returned a proxy. Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we hope that you will vote as soon as possible.

We are pleased to take advantage of the Securities and Exchange Commission, or SEC, rules that allow us to furnish proxy materials, including this notice, and the proxy statement (including an electronic proxy card for the meeting) for the Annual Meeting via the Internet. Taking advantage of these rules allows us to lower the cost of delivering Annual Meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

Parsippany, New Jersey
Dated: April 29, 2026
By Order of the Board of Directors,
/s/ Beth Zelnick Kaufman
Beth Zelnick Kaufman
Corporate Secretary

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on June 23, 2026: CorMedix Inc.’s Proxy Statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and Proxy Card are also available free of charge at www.proxyvote.com.

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement for the Company’s 2026 Annual Meeting of Stockholders, including the documents that we incorporate by reference, contain “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this proxy statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. Such statements are based on management’s expectations as of the date of this proxy statement and involve many risks and uncertainties that could cause our actual results, events or circumstances to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, those described in the section titled “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other filings made from time to time with the Securities and Exchange Commission (the “SEC”).

You should not rely upon forward-looking statements as predictions of future events. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider all of the information in this proxy statement. We undertake no obligation to update any forward-looking statements made in this proxy statement to reflect events or circumstances after the date of this filing or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. We advise you to consult any further disclosures we make on related subjects in our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with or furnish to the SEC.

WEBSITES

Website addresses referenced in this proxy statement are inactive textual references only, and the content on the referenced websites specifically does not constitute a part of this proxy statement.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider in making voting decisions. You should read the entire proxy statement carefully before voting. References to the “Company,” “CorMedix,” “we,” “us,” or “our” in this proxy statement refer to CorMedix Inc.

2026 Annual Meeting Proposals

	Proposal	Board Vote Recommendation	Page Reference
Proposal 1:	Approval of the Director Election Proposal.	FOR each of the director nominees set forth in this Proxy Statement.	15
Proposal 2:	Approval of the Say-on-Pay Proposal.	FOR	18
Proposal 3:	Approval of the Auditor Ratification Proposal.	FOR	19
Proposal 4:	Approval of the COD Amendments Proposal.	FOR	21
Proposal 5:	Approval of the Amended Charter Proposal.	FOR	25
Proposal 6:	Approval of the Class Voting Proposal.	FOR	27
Proposal 7:	Approval of the Exclusive Forum Proposal.	FOR	29
Proposal 8:	Approval of the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal.	FOR	30
Proposal 9:	Approval of the Adjournment Proposal.	FOR	32

Summary of Proposals

•        Director Election Proposal.    The Board has nominated each of the seven members of the Board for reelection as directors at the Annual Meeting.

The Board believes each nominee has qualifications, skills and experiences relevant to the Company’s strategic evolution.

•        Say-on-Pay Proposal.    The Board has submitted the non-binding, advisory vote on the compensation of our named executive officers for the fiscal year ended December 31, 2025.

•        Auditor Ratification Proposal.    The Audit Committee and the Board are requesting that the stockholders ratify the appointment of CBIZ CPAs P.C. (“CBIZ”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

•        Ratification of the COD Amendments Proposal.    This proposal relates to certain historical amendments to the certificates of designation governing our Series E Preferred Stock and Series C-3 Preferred Stock. The Board, after consultation with counsel, believes these amendments were properly authorized and validly adopted at the time. This proposal is intended to confirm and remove any potential technical uncertainty regarding those amendments by providing stockholder approval, effective as of their original filing dates. This step helps ensure continued clarity in our capital structure and avoids the risk of future procedural challenges that could result in unnecessary cost and distraction.

The Board believes it’s in the best interests of stockholders, in compliance with Section 204 of the Delaware General Corporation Law (the “DGCL”), to retroactively ratify the approval, filing, and effectiveness of the Company’s certificates of designation for preferred stock.

•        Amended Charter.    The proposed changes to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) include immaterial, technical changes to streamline, eliminate or update certain provisions, including:

•        updating the address of our registered agent;

•        eliminating references to series of preferred stock that are no longer outstanding;

•        eliminating references to the reverse stock split implemented in March 2019;

•        revising the indemnification provision in Article Sixth to align with our By-Laws; and

•        adding article titles.

The Board believes these amendments to the Company’s Charter are in the best interests of the Company and stockholders as they will streamline our organizational documents for the benefit of the Company and its stockholders.

•        Class Voting Proposal.    The Class Voting Proposal does not allow any changes to be made to the rights of common stockholders as set forth in the Company’s Charter without the approval of common stockholders. The Board believes this proposal appropriately aligns voting rights with the stockholders whose interests are directly affected. Under the amendment, holders of a series of preferred stock would vote separately on changes that relate solely to the terms of that series, consistent with the principle that stockholders should vote on matters that uniquely impact their rights. The proposal would not eliminate or limit the voting rights of holders of common stock with respect to any amendment that changes the terms of the common stock.

The Board believes this approach is consistent with Delaware law and widely adopted by Delaware corporations. In addition, it helps the Company avoid unnecessary administrative burden and expense associated with obtaining a broader stockholder vote in situations where the proposed amendment does not change the terms of the common stock as set forth in the Charter.

•        Exclusive Forum Proposal.    The amendment specifies the Court of Chancery of the State of Delaware or the federal district court for the District of Delaware, as applicable, to be exclusive forum for:

•        derivative actions;

•        actions asserting claims based on a breach of a fiduciary duty;

•        actions against the Company or any current or former director, officer, stockholder, employee or agent of the Corporation;

•        any action to interpret, apply, enforce or determine the validity of the Company’s Charter or by-laws;

•        actions against the Company governed by the internal affairs doctrine; or

•        any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.

The amendment specifies the federal district courts of the United States of America to be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

The Board recommends an amendment to the Charter to specify an exclusive forum for lawsuits, to avoid multiple lawsuits in multiple jurisdictions on matters relating to the DGCL and the Securities Act.

The Board believes that Delaware courts have expertise in resolving such matters and that it is in the best interest of the Company and its stockholders to have clarity as to the forum for such matters.

•        Updating Officer Liability Provisions as Permitted by Delaware Law Proposal.    This proposal would update the Charter to limit the personal liability of certain of our officers related to limited claims that may be brought against them in their capacity as officers of the Company. The amendment would not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith, intentional misconduct, knowing violations of law, or any claims brought by or on behalf of the Company, including derivative actions. Delaware recently updated its laws to permit such limitations of personal liability if provided for in the Company’s organizational documents.

The Board believes adopting such proposal will help us to recruit and retain the most qualified officers and it is accordingly in the best interests of the Company and its stockholders. The Board believes many of our peers have taken such an approach.

•        Adjournment Proposal.    The Adjournment Proposal, if adopted, will allow the Board to adjourn the Annual Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Proposal Nos. 4, 5, 6, 7, and 8.

The Board believes the Adjournment Proposal is in the best interests of the Company and stockholders because it will allow for a more thorough vote of the stockholders on certain proposals in this proxy statement.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR MAIL.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:     Why are you holding a virtual meeting?

A:     We will hold a virtual Annual Meeting because we believe that the virtual format will provide stockholders enhanced access to, and ability to participate in, the Annual Meeting regardless of their geographic location. The audio of the entire Annual Meeting will be available for one year on the Company’s website after the meeting.

Q:     How do I attend the Annual Meeting?

A:     You can access the Annual Meeting at www.virtualshareholdermeeting.com/CRMD2026. You must enter the 16-digit control number found on your Notice of Internet Availability or Proxy Card. If you are a beneficial owner, you must contact your bank, broker or other institution where your shares are held if you have questions about obtaining your control number.

Q:     How can I ask questions during the Annual Meeting?

A:     The virtual format of the Annual Meeting allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our management. Stockholder questions may be submitted in the field provided in the web portal during the Annual Meeting for consideration. Detailed guidelines for submitting written questions during the Annual Meeting are available at www.virtualshareholdermeeting.com/CRMD2026. You can also submit questions in advance of the Annual Meeting by visiting www.proxyvote.com.

Q:     What if I need technical assistance during the Annual Meeting?

A:     If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, you should call the technical support hotline that will appear on the site 15 minutes prior to the meeting.

Q:     Who may vote at the meeting?

A:     The Company’s Board of Directors (the “Board”) has set April 24, 2026 as the record date (the “Record Date”) for the Annual Meeting. If you owned shares of our common stock or shares of our Series E preferred stock or shares of our Series C-3 preferred stock at the close of business on April 24, 2026, you may attend and vote at the Annual Meeting. Each common stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of April 24, 2026, there were 78,442,290 shares of our common stock outstanding and entitled to vote at the meeting. Each Series E preferred stockholder is entitled to approximately 7.91425 votes for each share of Series E preferred stock held on all matters to be voted on. As of April 24, 2026, there were 89,623 shares of our Series E preferred stock outstanding and entitled to vote at the meeting. Pursuant to their respective terms, as of the record date, the shares of Series E preferred stock represent a total of 709,299 votes. The outstanding shares of common stock and shares of Series E preferred stock represent an aggregate of approximately 79,151,589 votes entitled to be cast at the Annual Meeting. Under Section 204 of the DGCL, shares of putative stock are not entitled to vote on Proposal No. 4. Certain of our shares of Series E preferred stock currently constitute “putative stock” and are therefore not entitled to vote on Proposal No. 4. Accordingly, with respect to Proposal No. 4 there are only 53,537 valid shares of Series E preferred stock outstanding and entitled to vote on Proposal No. 4 and representing a total of approximately 423,705 votes with respect to all quorum and voting requirements for Proposal No. 4. While our outstanding Series C-3 preferred stock is generally non-voting, such shares have the right to vote on certain discrete actions, including amendments to the Certificate of Designation in respect of the Series C-3 preferred stock and the authorization and issuance of additional or other capital stock that is of senior rank to the Series C-3 preferred stock in respect of the preferences as to dividends and other distributions, amortization and/or redemption payments, and/or payments upon a Liquidation Event (as defined in the Amended and Restated Certificate of Designation of Series C-3 Non-Voting Convertible Preferred Stock of the Company filed with the Secretary of State of the State of Delaware on September 15, 2014). As such, the outstanding shares of the Series C-3 preferred stock are entitled to vote on Proposal Nos. 4 and 5. Each Series C-3 preferred stockholder is entitled to one vote for each share of Series C-3 preferred stock held thereby. As of April 24, 2026, there were 2,000 shares of our Series C-3 preferred stock outstanding and entitled to vote on Proposal Nos. 4 and 5. Pursuant to their respective terms, as of April 24, 2026, the shares of Series C-3 preferred stock represent a total of 2,000 votes.

Q:     What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:     If your shares of common stock are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent the Notice of Internet Availability of Proxy Materials to you directly. If your shares of common stock are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials has been forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, nominee, trustee or other holder of record on how to vote your shares by using the voting instruction card you receive from your broker, nominee, trustee or other holder of record. All shares of Series E preferred stock are held of record by the persons in whose name certificates for such shares have been issued, which current owners are affiliates of Elliott Associates, L.P. (“Elliott Associates”). All shares of Series C-3 preferred stock are held of record by the persons in whose name certificates for such shares have been issued, which current owners are individuals Polly S. and Cielito B. Cortez.

Q:     What is the quorum requirement for the meeting?

A:     Each of the holders of record of (i) a majority of our outstanding shares of common stock and Series E preferred stock collectively; (ii) a majority of our outstanding shares of common stock; (iii) a majority of our outstanding shares of Series E preferred stock; and (iv) a majority of our outstanding shares of Series C-3 preferred stock, entitled to vote as of the record date, must be present at the meeting (either virtually or represented by proxy) in order for a quorum to be established with respect to Proposal No. 4.

Each of the holders of record of (i) a majority of our outstanding shares of common stock and Series E preferred stock collectively; (ii) a majority of our outstanding shares of Series E preferred stock; and (iii) a majority of our outstanding shares of Series C-3 preferred stock, entitled to vote as of the record date, must be present at the meeting (either virtually or represented by proxy) in order for a quorum to be established with respect to Proposal No. 5.

Each of the holders of record of (i) a majority of our outstanding shares of common stock and Series E preferred stock collectively; (ii) a majority of our outstanding shares of common stock; and (iii) a majority of our outstanding shares of Series E preferred stock, entitled to vote as of the record date, must be present at the meeting (either virtually or represented by proxy) in order for a quorum to be established with respect to Proposal No. 6. With respect to Proposal Nos. 1, 2, 3, 7, 8 and 9, the holders of record of a majority of our outstanding shares of common stock and Series E preferred stock collectively, entitled to vote as of the record date, must be present (either virtually or represented by proxy) at the meeting for a quorum to be present. Your shares will be counted as present at the meeting if you:

•        are present and entitled to vote at the meeting;

•        properly submitted a proxy card or voter instruction card in advance of or at the meeting; or

•        are a beneficial owner and you instruct your broker, nominee, trustee or other holder of record voter in accordance with his, her or its policies and procedures in advance of or at the meeting.

If you are present virtually or by proxy at the meeting, but abstain from voting on any or all proposals, your shares will still be counted as present and entitled to vote. The proposals listed in this proxy statement identify the votes needed to approve or ratify the proposed actions.

Q:     What proposals will be voted on at the meeting?

A:     The proposals to be voted on at the meeting are as follows:

1.      Approval of the Director Election Proposal;

2.      Approval of the Say-on-Pay Proposal;

3.      Approval of the Auditor Ratification Proposal;

4.      Approval of the COD Amendments Proposal;

5.      Approval of the Amended Charter Proposal;

6.      Approval of the Class Voting Proposal;

7.      Approval of the Exclusive Forum Proposal;

8.      Approval of the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal; and

9.      Approval of the Adjournment Proposal.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent in their discretion unless you direct otherwise.

Q:     How may I vote my shares personally at the meeting?

A:     If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote during the meeting at www.virtualshareholdermeeting.com/CRMD2026 using your unique control number that is printed on your Notice of Internet Availability or Proxy Card. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

Q:     How can I vote my shares without attending the meeting?

A:     Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. If your shares are held by a broker, trustee or other nominee, they should send you instructions that you must follow in order to vote your shares. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•        By accessing the proxy materials on the secure website https://www.proxyvote.com and following the voting instructions on that website;

•        By calling toll free 1-800-690-6903 in the United States or outside the United States and following the recorded instructions;

•        By mail: mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

•        By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials and completing, dating, signing and returning the proxy card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. Eastern Time on June 22, 2026. Of course, you can always attend the meeting virtually and vote your shares. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.

Q:     How can I change or revoke my vote after submitting it?

A:     If you are a stockholder of record, you can change or revoke your proxy before your shares are voted at the meeting by:

•        Filing with our Corporate Secretary at 389 Interpace Parkway, Suite 450, Parsippany, New Jersey 07054 a written notice of revocation bearing a later date than the proxy either before the meeting or at the meeting;

•        Duly executing a later-dated proxy relating to the same shares and delivering it before the taking of the vote at the meeting to our Corporate Secretary at 389 Interpace Parkway, Suite 450, Parsippany, New Jersey 07054;

•        Attending the meeting and voting online during the virtual meeting by visiting www.virtualshareholdermeeting.com/CRMD2026 with your control number (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or

•        Voting at a later time or date by telephone or via the Internet by 11:59 PM Eastern Time on June 22, 2026.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, nominee, trustee or other holder of record. You may also vote at the meeting if you obtain a legal proxy from your broker, nominee, trustee or other record holder in accordance with his, her or its policies and procedures.

Q:     Where can I find the voting results of the meeting?

A:     We will announce the voting results at the Annual Meeting. We will publish the results in a Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q:     What is the Director Election Proposal and why should I vote for the director nominees?

A:     The Director Election Proposal asks stockholders to elect seven directors to serve on the Company’s Board until the 2027 Annual Meeting of Stockholders. The seven nominees are Janet Dillione, Gregory Duncan, Alan Dunton, Myron Kaplan, Steven Lefkowitz, Joseph Todisco and Robert Stewart, all of whom except Mr. Todisco are independent. The Board believes each nominee has qualifications, skills, and experiences relevant to the Company’s growth, including healthcare and pharmaceutical industry experience, financial and legal expertise, and executive leadership at major companies. The Board’s composition is designed to promote Board effectiveness, provide appropriate independent oversight of management, and ensure continuity of experience in communicating the Company’s business and strategy to stockholders and other stakeholders.

Q:     What is the purpose of the Say-on-Pay Proposal?

A:     The Say-on-Pay Proposal is a non-binding, advisory vote on the compensation of our named executive officers for the fiscal year ended December 31, 2025, as required under Section 14A of the Exchange Act. While the vote is advisory in nature, the Board and the Compensation Committee value the opinion of our stockholders and will review and consider the voting results. Our named executive officers are compensated based on performance, and in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and our stockholders’ interests. The compensation program is designed to enable us to attract and retain talented and experienced senior executives to lead our Company successfully in a competitive environment, while ensuring that pay is strongly aligned with the long-term interests of the Company and its stockholders.

Q:     What is the purpose of the Auditor Ratification Proposal?

A:     The Auditor Ratification Proposal asks stockholders to ratify the appointment of CBIZ as our independent registered public accounting firm for the fiscal year ending December 31, 2026. While the Audit Committee is solely responsible for the appointment of the independent registered public accounting firm, the Audit Committee and the Board are requesting that stockholders ratify this appointment as a matter of good corporate governance.

Q:     What is the purpose of the ratification of the COD Amendments Proposal?

A:     The COD Amendments Proposal relates to certain historical amendments that the Company has made to the certificates of designation governing our Series E Preferred Stock and Series C-3 Preferred Stock. The Board, after consultation with counsel, believes these amendments were properly authorized and validly adopted at the time. This proposal is intended to confirm and remove any potential technical uncertainty regarding those amendments by providing stockholder approval, effective as of their original filing dates. This step helps ensure continued clarity in our capital structure and avoids the risk of future procedural challenges that could result in unnecessary cost and distraction.

Q:     What are the benefits to making the technical changes to the Charter that are contemplated in the Amended Charter Proposal?

A:     Appendix C to this proxy statement sets forth a form of Amended Charter, which reflects each of the proposed amendments to our Charter (the “Amended Charter”). The changes contemplated by the Amended Charter Proposal are set forth in Article Second, Article Fourth paragraphs (A), (B) and (C), Article Sixth, Article Seventh and Article Eighth. The Amended Charter will reflect certain immaterial, technical changes to streamline, eliminate or update certain provisions, including:

(i)     updating the address of our registered agent;

(ii)    eliminating references to series of preferred stock that are no longer outstanding;

(iii)   eliminating references to the reverse stock split implemented in March 2019;

(iv)   revising the indemnification provision in Article Sixth to align with our By-Laws; and

(v)    adding article titles.

We intend to integrate these amendments into a single restated certificate of incorporation, so that stockholders will have the benefit of one clear, comprehensive document that accurately reflects the Company’s current governance structure, eliminating the need to review multiple historical amendments and outdated provisions that are no longer applicable.

Q:     What is the purpose of the Class Voting Proposal?

A:     The Class Voting Proposal does not allow any changes to be made to the rights of common stockholders as set forth in the Company’s Charter without the approval of common stockholders. The Class Voting Proposal would amend our Charter to provide that only holders of preferred stock would be entitled to vote on amendments to our Charter or any Certificate of Designation that solely relates to the terms of such series of preferred stock and does not change the terms of the common stock as set forth in the Charter. For example, only holders of the Series E Preferred Stock would be entitled to vote on an amendment to the Third Amended and Restated Certificate of Designation for the Series E Preferred Stock. If the Class Voting Proposal is not approved, there is a risk that the Company could be required to obtain approval of the common stockholders for amendments relating solely to a series of preferred stock, which could result in substantial cost and divert management’s attention. The Board also believes this approach is consistent with Delaware law and widely adopted by Delaware corporations.

Q:     Does the Class Voting Proposal take away my right to vote as a common stockholder?

A:     Common stockholders would continue to vote on all other matters, including any amendment to the Charter that affects their rights, preferences, or privileges. The Class Voting Proposal does not allow any changes to be made to the rights of the common stock set forth in the Company’s Charter without the approval of common stockholders.

The Class Voting Proposal is narrow in scope; it confirms that the holders of common stock do not have the right to vote on amendments to the Charter or any certificate of designation that relates solely to the terms of one or more outstanding series of preferred stock. As such, only the holders of the affected preferred stock have the right to vote on those amendments.

Q:     Does the Class Voting Proposal change anything about applicable law protections for common stockholders?

A:     No. The Class Voting Proposal is expressly subject to applicable law.

Q:     What are the benefits of the Exclusive Forum Proposal?

A:     The Exclusive Forum Proposal is intended to avoid multiple lawsuits in multiple jurisdictions on matters relating to the DGCL and the Securities Act, thereby reducing inefficiencies, costs, and uncertainty regarding outcomes when two or more similar cases proceed in different jurisdictions. Designating an exclusive forum for covered litigation reduces the Company’s exposure to duplicative lawsuits, inconsistent judgments, and the substantial legal costs associated with multi-forum litigation.

Q:     What are the benefits of the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal?

A:     The Updating Officer Liability Provisions as Permitted by Delaware Law Proposal would not eliminate accountability for misconduct — officers would remain liable for breaches of the duty of loyalty, acts not in good faith, intentional misconduct, knowing violations of law, and any actions from which they derive an improper personal benefit. This proposal would update the Charter to limit the personal liability of certain officers related to limited claims that may be brought against them in their capacity as officers of the Company. This provision has been widely adopted by the Company’s peers. It is intended to help the Company attract and retain qualified executives, while preserving accountability for misconduct. The Board believes the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal aligns the protections available to our officers with those currently available to our directors and better positions the Company to attract and retain qualified and experienced officers. The Board further believes it would discourage plaintiff’s attorneys from adding officers to direct claims relating to breaches of the duty of care, which can lead to increased litigation and insurance costs.

Without this protection, qualified individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit.

Other Delaware corporations have adopted and will likely continue to adopt such amendments to their certificates of incorporation. To the extent the Company’s peers adopt similar clauses failing to adopt the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal could negatively affect our recruitment and retention of exceptional officer candidates. Additionally, the corporate laws of several other states permit corporations to exculpate officers in a similar manner to the DGCL, and the Board believes it is appropriate for public companies in states that allow such limitations to include corresponding provisions in their certificates of incorporation.

Q:     What are the benefits of the Adjournment Proposal?

A:     The Adjournment Proposal, if adopted, will allow the Board to adjourn the Annual Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the COD Amendments Proposal, Amended Charter Proposal, Class Voting Proposal, Exclusive Forum Proposal and the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal. The Board believes the Adjournment Proposal is in the best interests of the Company and stockholders because it will allow for a more fulsome vote of the stockholders on certain proposals in this proxy statement. It ensures that stockholders have additional time to consider the proposals and submit their votes, rather than having important proposals fail simply due to timing or logistical issues with vote collection.

CORMEDIX INC.
389 Interpace Parkway, Suite 450
Parsippany, New Jersey 07054

PROXY STATEMENT
2026 ANNUAL MEETING OF STOCKHOLDERS
JUNE 23, 2026

This proxy statement has been prepared by, delivered and solicited on behalf of the management of CorMedix Inc., in connection with the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/CRMD2026, on June 23, 2026, at 9:00 a.m. Eastern Time.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on June 23, 2026:

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are also available at www.proxyvote.com.

In accordance with the rules of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including the notice, this proxy statement, and a proxy card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on or about April 29, 2026. We mailed a Notice of Internet Availability of Proxy Materials on or about April 29, 2026 to our stockholders of record and beneficial owners as of April 24, 2026, the record date for the meeting. This proxy statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

GENERAL INFORMATION ABOUT SOLICITATION, VOTING AND ATTENDING

Who Can Vote

The Board has set April 24, 2026 as the record date for the Annual Meeting. If you owned shares of our common stock, shares of our Series E preferred stock or our Series C-3 preferred stock at the close of business on April 24, 2026, you may attend and vote at the Annual Meeting. Each common stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of April 24, 2026, there were 78,442,290 shares of our common stock outstanding and entitled to vote at the meeting. Additionally, each Series E preferred stockholder is entitled to approximately 7.91425 votes for each share of Series E preferred stock held on all matters to be voted on. As of April 24, 2026, there were 89,623 shares of our Series E preferred stock outstanding and entitled to vote at the meeting. Pursuant to their respective terms, as of the record date, the shares of Series E preferred stock represent a total of approximately 709,299 votes. The outstanding shares of common stock and shares of Series E preferred stock represent an aggregate of approximately 79,151,589 votes entitled to be cast at the Annual Meeting. Under Section 204 of the DGCL, shares of putative stock are not entitled to vote on Proposal No. 4. Certain of our shares of Series E preferred stock currently constitute “putative stock” and are therefore not entitled to vote on Proposal No. 4. Accordingly, with respect to Proposal No. 4 there are only 53,537 valid shares of Series E preferred stock outstanding and entitled to vote on Proposal No. 4 and representing a total of approximately 423,705 votes with respect to all quorum and voting requirements for Proposal No. 4. While our outstanding Series C-3 preferred stock is generally non-voting, such shares have the right to vote on certain discrete actions, including amendments to the Certificate of Designation in respect of the Series C-3 preferred stock and the authorization and issuance of additional or other capital stock that is of senior rank to the Series C-3 preferred stock in respect of the preferences as to dividends and other distributions, amortization and/or redemption payments, and/or payments upon a Liquidation Event (as defined in the Amended and Restated Certificate of Designation of Series C-3 Non-Voting Convertible Preferred Stock of the Company filed with the Secretary of State of the State of Delaware on September 15, 2014). As such, the outstanding shares of the Series C-3 preferred stock are entitled to vote on Proposal Nos. 4 and 5. Each Series C-3 preferred stockholder is entitled to approximately one vote for each share of Series C-3 preferred stock held thereby. As of April 24, 2026, there were 2,000 shares of our Series C-3 preferred stock outstanding and entitled to vote on Proposal Nos. 4 and 5. Pursuant to their respective terms, as of the record date, the shares of Series C-3 preferred stock represent a total of 2,000 votes.

Counting Votes

Consistent with Delaware state law and our By-laws, the presence, in person or by proxy, of the holders of at least a majority of the shares of stock entitled to be voted at the meeting on a proposal (collectively or with respect to a class or series vote) will constitute a quorum for purposes of voting on such proposal at the meeting. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment, postponement or continuation thereof unless a new record date is set for the adjournment, postponement or continuation. Shares held of record by stockholders or their nominees who do not vote in advance by proxy or attend the meeting virtually will not be considered present or represented and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from banks, brokerage firms or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters.

Assuming the presence of a quorum at the meeting with respect to each of the proposals:

•        Proposal No. 1.    The election of directors will be determined by a plurality of the votes cast for each director nominee. This means that the seven nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors.

•        Proposal No. 2.    The advisory vote on the compensation of our named executive officers for 2025 requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to approve our executive compensation.

•        Proposal No. 3.    The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the proposal. In this context, abstentions, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

•        Proposal No. 4.    The approval of the Ratification of COD Amendments Proposal requires the affirmative vote of (i) a majority of the outstanding shares of common stock, voting separately as a class; (ii) shares representing a majority of the voting power of the outstanding shares of common stock and the outstanding shares of the Series E preferred stock, voting together as a class; (iii) the holders representing 66⅔% of the outstanding shares of the Series E preferred stock, voting separately as a series; and (iv) the holders representing 66⅔% of the outstanding shares of the Series C-3 preferred stock, voting separately as a series. Abstentions and broker non-votes will have the same effect as an “AGAINST” vote on the Ratification of COD Amendments Proposal.

•        Proposal No. 5.    The approval of the Amended Charter Proposal requires the affirmative vote of (i) shares representing a majority of the voting power of the outstanding shares of common stock and the outstanding shares of the Series E preferred stock, voting together as a class; (ii) the holders representing 66⅔% of the outstanding shares of the Series E preferred stock, voting separately as a series; and (iii) the holders representing 66⅔% of the outstanding shares of the Series C-3 preferred stock, voting separately as a series. Abstentions and broker non-votes will have the same effect as an “AGAINST” vote on Amended Charter Proposal.

•        Proposal No. 6.    The approval of the Class Voting Proposal requires the affirmative vote of (i) shares representing a majority of the voting power of the outstanding shares of common stock and the outstanding shares of the Series E preferred stock, voting together as a class; (ii) a majority of the outstanding shares of common stock, voting separately as a class, and (iii) the holders representing 66⅔% of the outstanding shares of the Series E preferred stock, voting separately as a series. Abstentions and broker non-votes will have the same effect as an “AGAINST” vote on the Class Voting Proposal.

•        Proposal No. 7.    The approval of the Exclusive Forum Proposal requires the affirmative vote of shares representing a majority of the voting power of the outstanding shares of common stock and the outstanding shares of the Series E preferred stock, voting together as a class. Abstentions and broker non-votes will have the same effect as an “AGAINST” vote on the Exclusive Forum Proposal.

•        Proposal No. 8.    The approval of the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal requires the affirmative vote of shares representing a majority of the voting power of the outstanding shares of common stock and the outstanding shares of the Series E preferred stock, voting together as a class. Abstentions and broker non-votes will have the same effect as an “AGAINST” vote on the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal.

•        Proposal No. 9.    The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the Adjournment Proposal.

With respect to “routine” matters, such as the ratification of the selection of our independent registered public accounting firm, a bank, brokerage firm, or other nominee has the authority (but is not required) under the rules governing self-regulatory organizations (“SRO rules”), including the Nasdaq Global Market, on which our common stock is listed, to vote its clients’ shares if the clients do not provide instructions. When a bank, brokerage firm or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR, AGAINST or ABSTAINING with respect to such routine matters.

With respect to “non-routine” matters, such as the election of directors, the advisory vote to approve the compensation paid by the Company to its named executive officers, approval of the amendments to the Company’s certificate of incorporation, ratification of the COD Amendments and adjournment, a bank, brokerage firm, or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not provide instructions. The bank, brokerage firm, or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum. Broker non-votes are not considered votes cast and, accordingly, will have no effect on the election of directors and advisory vote to approve compensation of the Company’s named executive officers. Broker non-votes and abstentions will have the same effect as a vote against the Ratification of COD Amendments Proposal, Amended Charter Proposal, Class Voting Proposal, Exclusive Forum Proposal and Updating Officer Liability Provisions as Permitted by Delaware Law Proposal.

Because the proposal for the advisory vote to approve the compensation paid by the Company to its executive officers requires a majority of votes cast for approval, and broker non-votes are not considered votes cast, a broker non-vote will have no effect on such proposal. While the election of directors is a non-routine matter, directors are elected by a plurality of the votes cast, which means that the seven nominees receiving the highest number of affirmative votes will be elected. As a result, votes withheld and broker non-votes have no effect on the election of directors.

In summary, if you do not provide voting instructions in accordance with his, her or its policies and procedures, your bank, brokerage firm, or other nominee may either:

•        cast a vote on routine matters;

•        cast a “broker non-vote” on non-routine matters; or

•        leave your shares unvoted altogether.

We strongly encourage you to provide instructions to your bank, brokerage firm, or other nominee in accordance with its policies and procedures. This action ensures that your shares will be voted in accordance with your wishes at the meeting.

Cost of this Proxy Solicitation

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors and employees might solicit proxies personally and by telephone. None of these individuals will receive any additional compensation for this. We will, upon request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

Additionally, the Company intends to use the services of D.F. King & Co. to assist in the solicitation of proxies and expects to pay market rates for such services, with an estimated fee of approximately $20,000, plus reasonable expenses. As the Annual Meeting approaches, certain stockholders may receive a telephone call from a representative of the proxy solicitor if the stockholder’s votes have not yet been received.

Attending the Annual Meeting

To attend the Annual Meeting, you will need to access www.virtualshareholdermeeting.com/CRMD2026 and enter your control number that is printed on your Notice of Internet Availability or Proxy Card. If you are a beneficial owner of shares held by a bank or broker, i.e., in “street name,” you may vote them at the Annual Meeting only if you obtain a legal proxy from the bank or broker and deliver such legal proxy to the inspector of election to obtain a control number for access to the Annual Meeting.

PROPOSAL NO. 1 — APPROVAL OF THE DIRECTOR ELECTION PROPOSAL

Our By-laws provide that the number of directors constituting the Board shall be not less than five nor more than nine. The Board may establish the number of directors within this range. There are seven directors presently serving on the Board. In March 2015, in connection with a backstop financing agreement, we granted Manchester Securities Corp. (“Manchester”), a subsidiary of Elliott Associates, L.P., the right for as long as it or its affiliates hold any of our common stock or securities convertible into our common stock to appoint, and nominate for election at subsequent stockholder meetings, up to two members of the Board and/or to have up to two observers attend Board meetings in a non-voting capacity. Manchester has exercised its appointment right and appointed Janet Dillione and Myron Kaplan as members of the Board in 2015 and 2016, respectively, and to nominate Ms. Dillione and Mr. Kaplan for election at subsequent stockholder meetings, including the Annual Meeting.

The Board proposes the seven nominees listed below for election to the Board for a one-year term. The Board has determined that directors Janet Dillione, Gregory Duncan, Alan W. Dunton, Myron Kaplan, Steven Lefkowitz and Robert Stewart are independent as defined in Rule 5605 of the Nasdaq Global Market Listing Rules. In addition to the specific bars to independence set forth in that rule, we also consider whether a director or his or her affiliates have provided any services to, worked for or received any compensation from us or any of our subsidiaries in the past three years in particular. None of the nominees is related by blood, marriage or adoption to any other nominee or any of our executive officers.

Director Nominees with Terms Expiring in 2026

The following table sets forth information concerning our director nominees as of April 13, 2026:

Name	Age	Director Since	Position(s) with CorMedix
Janet Dillione	66	August 2015	Director
Gregory Duncan	61	November 2020	Director
Alan W. Dunton	71	March 2019	Director
Myron Kaplan	81	April 2016	Lead Independent Director
Steven Lefkowitz	70	June 2017	Director
Joseph Todisco	50	March 2022	Director, Chairman of the Board and Chief Executive Officer
Robert Stewart	58	April 2023	Director

Janet Dillione has been a director of CorMedix since August 2015. Since November 2020, Ms. Dillione has served as the Chief Executive Officer of Connect America, a nationally recognized leader in comprehensive telehealth and remote patient monitoring solutions. Prior to joining Connect America, and starting in May 2014, she served as Chief Executive Officer of Bernoulli Enterprise, Inc., a real-time connected healthcare information technology company. Previously, she was at Nuance Communications, Inc., a leading provider of voice and language solutions for businesses and consumers around the world, having joined Nuance in April 2010 as Executive Vice President and General Manager of the Healthcare Division and serving as an executive officer from March 2010 until May 2014. From June 2000 to March 2010, Ms. Dillione held several senior level management positions at Siemens Medical Solutions, a global leader in medical imaging, laboratory diagnostics, and healthcare information technology, including President and Chief Executive Officer of the global healthcare IT division. Ms. Dillione currently serves as a director of Vizient, Inc., a private health care performance improvement company. Ms. Dillione received her B.A. from Brown University in 1981 and completed the Executive Program at The Wharton School of Business of the University of Pennsylvania in 1998. She has over 25 years of experience leading global teams in the development and delivery of healthcare technology and services. Among other qualifications, attributes and skills, Ms. Dillione’s financial and IT expertise and significant executive management experience with medical device and healthcare companies led to the conclusion of the Board that she should serve as a director of our Company in light of our business and structure.

Gregory Duncan has been a director of CorMedix since November 2020. Mr. Duncan currently serves as the Chairman and CEO of Dogwood Therapeutics, Inc. (Nasdaq: DWTX), a clinical-stage biopharmaceutical company developing and commercializing innovative new medicines to treat pain and neuropathy. The Dogwood research pipeline includes two first-in-class development candidates, Halneuron® and SP16. Halneuron is in Phase 2b development to treat pain conditions including the neuropathic pain associated with chemotherapy treatment.

SP 16 is a low-density lipoprotein receptor related protein-I agonist (LRPl) with potential to treat neuropathy and prevent or repair nerve damage following chemotherapy. DWTX was formed through the integration of Virios Therapeutics, Inc., where Mr. Duncan has served as CEO and Chairman since 2020, and Wex Pharmaceuticals, in October 2024. From 2014 and prior to joining his current company, Mr. Duncan served as President and CEO of Celtaxsys, a privately held biotechnology company focused on cystic fibrosis and other rare, inflammatory diseases. Mr. Duncan has spent the majority of his career in senior leadership roles in commercial stage pharmaceutical companies. From 2007 to 2013, he served as an executive committee member at UCB, including as President of its North American operations. Prior to his roles with UCB, Mr. Duncan spent approximately 17 years at Pfizer where he gained significant experience across sales, marketing and development functions including serving as SVP of US Marketing and as President of Pfizer’s Latin America business from 2005 to 2007. Mr. Duncan received his undergraduate degree from the State University of New York, Albany, and earned an MBA degree from Emory University. Among other experience, qualifications, attributes and skills, Mr. Duncan’s significant depth of experience in the pharmaceutical industry led to the conclusion of the Board that he should serve as a director of our Company considering our business and structure.

Alan W. Dunton, M.D. has been a director of CorMedix since March 2019. He is the founder and principal consultant of Danerius, LLC, a biotechnology and pharmaceutical consulting business which he started in 2006. From 1994, he served in senior positions in Research and Development in the Pharmaceutical Division of Johnson and Johnson including President and Managing Director of Janssen, the major research, development and regulatory arm of the pharmaceuticals division at Johnson & Johnson. From January 2007 through March 2009, Dr. Dunton served as President and Chief Executive Officer of Panacos Pharmaceuticals, Inc. From November 2015 through March 2018, Dr. Dunton was the Head/Senior Vice President of Research, Development and Regulatory Affairs of Purdue Pharma L.P., a private pharmaceutical company. In addition to CorMedix, Dr. Dunton currently serves on the boards of three other public companies including as a Director at Palatin Technologies, Inc. and Oragenics, Inc., where he chairs the Compensation Committees of both companies. He also serves as a member of the Audit Committees of these companies. Additionally, Dr. Dunton is a member of the board of Recce Pharma Ltd., an Australian public biotechnology company focused on developing novel anti-infectives for serious and life-threatening diseases. He is Chairman of the Remuneration Committee and a member of the Audit Committee at Recce. Dr. Dunton received his Bachelor of Science degree in biochemistry, magna cum laude, from State University of New York at Buffalo, and received his M.D. from New York University School of Medicine. Among other qualifications, Dr. Dunton’s significant depth of experience in the pharmaceutical industry, including service as a director of public pharmaceutical companies, led to the conclusion of the Board that he should serve as a director of our Company in light of our business and structure.

Myron Kaplan became a director of CorMedix in April 2016. Mr. Kaplan served as the Chairman of the Board from August 2017 until January 2026, when he became the Lead Independent Director of the Board. He is a founding partner of Kleinberg, Kaplan, Wolff & Cohen, P.C., a New York City general practice law firm, where he has practiced corporate and securities law for more than fifty years. In 2012, Mr. Kaplan became a trustee of the Lehman Brothers Plan Holding Trust. Previously he was a member of the board of directors of SAirGroup Finance (USA) Inc., a subsidiary of SAirGroup that had publicly issued debt securities, Trans World Airlines, Inc. and Kitty Hawk, Inc. Among his business and civic involvements, Mr. Kaplan currently serves on the boards of directors of a number of private companies including Elliot International Ltd., and had been active on the board of trustees and various board committees of the Children’s Museum of Manhattan for many years until 2024. He remains active on the board and various committees of JBI Libraries (formerly The Jewish Braille Institute of America). Mr. Kaplan graduated from Columbia College and holds a Juris Doctor from Harvard Law School. Among other experience, qualifications, attributes and skills, Mr. Kaplan’s experience in a broad range of corporate and securities matters and service as a director of public companies led to the conclusion of the Board that he should serve as a director of our Company in light of our business and structure.

Steven Lefkowitz was a director of CorMedix from August 2011 to June 2016. He was reappointed to the Board in June 2017. He also served as our acting Chief Financial Officer from August 2013 to July 2014. Mr. Lefkowitz has been the President and Founder of Wade Capital Corporation, a financial advisory services company, since June 1990. Mr. Lefkowitz has been a director of both public and private companies. Mr. Lefkowitz received his A.B. from Dartmouth College in 1977 and his M.B.A. from Columbia University in 1985. Among other experience, qualifications, attributes and skills, Mr. Lefkowitz’s education, experience and financial expertise led to the conclusion of the Board that he should serve as a director of our Company in light of our business and structure.

Joseph Todisco became a director of CorMedix in March 2022. Prior to joining CorMedix as our Chief Executive Officer, he was a senior executive at Amneal Pharmaceuticals, where for the past 11 years he has held various roles, most recently as Executive Vice President, Chief Commercial Officer where he was responsible for Amneal Specialty, a growing branded products business. During his tenure at Amneal, Mr. Todisco held roles overseeing corporate development and international operations, leading commercial teams in several international markets including the UK, Australia and Germany, as well as leading Amneal’s merger integration with Impax Laboratories in 2018. He was previously Co-Founder and managing executive of Gemini Laboratories, a specialty pharmaceutical company focused on the sales and marketing for niche branded products in the US market. Gemini Laboratories was established as an affiliate of Amneal Pharmaceuticals and was subsequently acquired by Amneal in 2018. Prior to joining Amneal, Mr. Todisco was Vice President, Business Development & Licensing at Ranbaxy, Inc. where he was responsible for developing and executing Ranbaxy’s North American commercial business strategy. Prior to Ranbaxy, he held various roles at Par Pharmaceutical, and in his earlier career held positions at Oppenheimer & Company and Marsh & McLennan Companies. Mr. Todisco is a member of the board of directors of Talphera, Inc. Mr. Todisco obtained his MBA in finance from Fordham Graduate School of Business and his BA in Economics from Georgetown University. Among other qualifications, attributes and skills, Mr. Todisco’s business expertise and significant executive management experience in the pharmaceutical industry led to the conclusion of the Board that he should serve as a director of our Company in light of our business and structure. Effective January 2026, Mr. Todisco took on the role as Chairman of the Board.

Robert Stewart became a director of CorMedix in April 2023. Mr. Stewart is the current Chief Executive Officer of Theramex, a global specialty pharmaceutical company dedicated to women’s health, and has served in this role since March 2020. Prior to this, Mr. Stewart served as Chief Executive Officer of Amneal Pharmaceuticals Inc. from 2018 to 2019, and from 2009 through 2018 Mr. Stewart served in senior roles with Allergan, formerly Watson and Actavis, most notably as Chief Operating Officer (2015 – 2018) and President, Global Operations (2009 – 2015). Mr. Stewart has also previously held management roles with Abbott Laboratories, Knoll Pharmaceutical Company, and Hoffmann La Roche, Inc. Mr. Stewart currently sits on the board of directors of Cipla Ltd and serves on the Board of Trustees for Fairleigh Dickinson University. Mr. Stewart obtained his bachelor’s degree in Finance & Business Management from Fairleigh Dickinson University. Among other qualifications, Mr. Stewart’s significant depth of experience in the pharmaceutical industry, including service as an executive director of other pharmaceutical companies, led to the conclusion of the Board that he should serve as a director of our Company in light of our business and structure.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the seven nominees receiving the highest number of affirmative votes will be elected.

Recommendation

The Board unanimously recommends that stockholders vote “FOR” the election of the seven nominees for election to the Board, each to serve until the 2027 Annual Meeting of Stockholders and until their successor is duly elected and qualified or until their earlier resignation, removal or death.

PROPOSAL NO. 2 — APPROVAL OF THE SAY-ON-PAY PROPOSAL

As required under Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Board is submitting a “say-on-pay” proposal for stockholder consideration. While the vote on the compensation of our Named Executive Officers is non-binding and solely advisory in nature, the Board and the Compensation Committee value the opinion of our stockholders and will review and consider the voting results. At our 2021 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, a frequency of every year for casting advisory votes on named executive officer compensation. The advisory vote on named executive officer compensation will occur every year until the next vote on the frequency of stockholder votes on named executive officer compensation, which will occur at our 2027 Annual Meeting of Stockholders.

Our executive officers are compensated based on performance, and in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and our Company’s and our stockholders’ interests. We believe our compensation program is strongly aligned with the long-term interests of our Company and our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead our Company successfully in a competitive environment.

The compensation of the Named Executive Officers is described on page 41 of this proxy statement.

We are asking stockholders to vote on the following resolution:

“RESOLVED, that the stockholders of CorMedix Inc. approve, on an advisory basis, the compensation paid to its Named Executive Officers for 2025.”

As indicated above, the stockholder vote on this resolution will not be binding on our Company or the Board and will not be construed as overruling or determining any decision by us or by the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for our Company or the Board.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting is required to approve the non-binding advisory vote on the compensation of our named executive officers.

Recommendation

The Board unanimously recommends that stockholders vote, on an advisory basis, “FOR” the Say-On-Pay Proposal.

PROPOSAL NO. 3 — APPROVAL OF THE AUDITOR RATIFICATION PROPOSAL

Pursuant to its charter, the Audit Committee of the Board has appointed the firm CBIZ to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Marcum LLP (“Marcum”) served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2024 and 2023. On November 1, 2024, CBIZ acquired the attest business of Marcum, and substantially all of the partners and staff that provided attestation services for Marcum joined CBIZ. As such, on April 17, 2025, subsequent to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Marcum resigned and, with the approval of the Audit Committee, CBIZ was engaged as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The reports of Marcum on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal year ended December 31, 2024, and the subsequent interim period through April 17, 2025, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference thereto in their reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We previously provided Marcum with a copy of the above disclosures as included in our Current Report on Form 8-K filed with the SEC on April 22, 2025, and requested Marcum to furnish us with a letter addressed to the SEC stating whether Marcum agreed with the statements made by us in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Marcum’s letter, dated April 22, 2025, is attached as Exhibit 16.1 to that Current Report on Form 8-K, and is incorporated herein by reference.

On April 21, 2025, the Audit Committee approved the engagement of CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. During the Company’s fiscal year ended December 31, 2024, and the subsequent interim period through April 17, 2025, neither the Company nor anyone acting on its behalf consulted with CBIZ regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

While the Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Audit Committee and the Board are requesting that the stockholders ratify this appointment. If the stockholders ratify this appointment, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If the stockholders do not ratify this appointment, the Audit Committee may reconsider, but might not change, its appointment.

Representatives of CBIZ are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting is required to approve the ratification of the appointment of CBIZ as our independent registered public accounting firm.

Recommendation

The Board unanimously recommends that stockholders vote “FOR” the Auditor Ratification Proposal.

Fees Paid to Independent Registered Public Accounting Firms

The following table presents fees for professional services rendered by CBIZ and Marcum during our fiscal years ended December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
Audit Fees	$1,180,448	$420,175
Audit-Related fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,180,448	$420,175

Audit Fees.    Audit fees consist of amounts billed for professional services rendered for the audit of our annual financial statements included in our Annual Reports on Forms 10-K for our fiscal years ended December 31, 2025 and 2024 and for reviews of our interim financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees.    Audit-related fees represent fees for assurance and related services performed that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees.    CBIZ and Marcum did not perform any tax compliance services for the Company during the years ended December 31, 2025 and 2024.

All Other Fees.    CBIZ and Marcum did not receive any other fees from the Company for the years ended December 31, 2025 and 2024.

PROPOSAL NO. 4 — APPROVAL OF THE RATIFICATION OF THE COD AMENDMENTS PROPOSAL

Overview

The Board has determined that it is in the best interests of the Company and its stockholders to ratify, pursuant to Section 204 of the DGCL, the approval, filing and effectiveness of the COD Amendments (as defined below) retroactive to the date of the filing of each of the respective amendments in order to avoid any uncertainty related to the effectiveness of the COD Amendments. The descriptions of Section 204 of the DGCL contained herein are qualified in their entirety by reference to Sections 204 and 205 of the DGCL, attached hereto as Appendix A and incorporated herein by reference.

Background

A stockholder raised a question about whether certain historical amendments to our certificates of designation for preferred stock were properly authorized. The Board, after consultation with counsel, believes the COD Amendments were properly authorized and validly adopted at the time. This proposal is intended to confirm and remove any potential technical uncertainty regarding the COD Amendments by providing stockholder approval, effective as of their original filing dates. This step helps ensure continued clarity in our capital structure and avoids the risk of future procedural challenges that could result in unnecessary cost and distraction.

As a result, the Board has determined that it is in the best interests of the Company and our stockholders to ratify the filing and effectiveness of the COD Amendments pursuant to Section 204 of the DGCL to eliminate any prospect of uncertainty related to the effectiveness of the corporate acts. The Board unanimously adopted the resolutions attached hereto as Appendix B (such resolutions are incorporated herein by reference) approving the ratification of, and recommending that the requisite stockholders approve the ratification of, the COD Amendments (the “COD Amendments Ratification Resolutions”).

If the ratification of the COD Amendments (the “COD Amendments Ratification”) is approved by the stockholders and becomes effective, the ratification will be retroactive to the dates of the filing of such COD Amendments with the Secretary of State of the State of Delaware.

Additionally, pursuant to Section 204 of the DGCL, the Board will direct that notice of the Annual Meeting be provided to stockholders in accordance with the procedures and requirements of Section 204 of the DGCL. This notice must be provided not only to stockholders as of the record date for the Annual Meeting, but also to all holders of valid stock as of the time of the original corporate act (i.e., the filing of the COD Amendments) and as of the time the Board adopted the COD Amendments Ratification Resolutions.

Section 205 provides that, in the event a ratification is not approved or is not effective, a court of competent jurisdiction may validate the defective corporate act based on equitable principles.

Creation of the Series E Preferred Stock

On October 21, 2013, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Series E Non-Voting Convertible Preferred Stock (the “Series E Preferred Stock Certificate of Designation”). On October 22, 2013, we issued 53,537 shares of Series E preferred stock pursuant to a resolution of the Board, dated October 16, 2013, creating and establishing the Series E preferred stock.

Series E Amendment to the Certificate of Designation

On January 8, 2014, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Series E Preferred Stock Certificate of Designation (the “Series E Certificate of Amendment”) to provide that for the seven-year period ending on October 2, 2020, dividends on the Series E preferred stock will be paid on the respective dividend payment date by adding the amount of the dividend to the respective then-current Stated Value (as defined in the respective Certificate of Amendment) of Series E preferred stock; thereafter dividends on Series E preferred stock will be paid in cash.

Series E Amended and Restated Certificate of Designation

On September 15, 2014, the Company filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Designation of the Series E Preferred Stock (the “Series E Amended and Restated Certificate of Designation”) to remove anti-dilution provisions (other than customary anti-dilution for stock dividends, stock splits and the like), remove the preferred stock dividend provision and increase the conversion ratio of the Series E preferred stock from 20 shares to 21.8667 shares of common stock for every share of Series E preferred stock. The Board approved the Series E Amended and Restated Certificate of Designation in advance of filing with the Secretary of State of the State of Delaware. In connection with the Amended and Restated Certificate of Designation, the Company issued 37,226 shares of Series E preferred stock on September 15, 2014.

Series E Second Amended and Restated Certificate of Designation

On September 5, 2019, in connection with the filing of the Certificate of Designation of the Series G Convertible Preferred Stock, the Company filed with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Designation of the Series E Convertible Preferred Stock (the “Series E Second Amended and Restated Certificate of Designation”) modifying certain of the covenants and other terms thereof including providing for voting on an as-converted basis. The Board approved the Series E Second Amended and Restated Certificate of Designation in advance of filing with the Secretary of State of the State of Delaware.

Series E Third Amended and Restated Certificate of Designation

On August 6, 2025, the Company filed with the Secretary of State of the State of Delaware a Third Amended and Restated Certificate of Designation of the Series E Convertible Preferred Stock (the “Series E Third Amended and Restated Certificate of Designation”) modifying certain of the covenants and other terms thereof including the stated value per share of Series E preferred stock. The Board approved the Series E Third Amended and Restated Certificate of Designation of the Series E preferred stock in advance of filing with the Secretary of State of the State of Delaware.

Creation of the Series C-3 Preferred Stock

On January 8, 2014, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Series C-3 Non-Voting Convertible Preferred Stock (the “Series C-3 Preferred Stock Certificate of Designation”).

Series C-3 Amended and Restated Certificate of Designation

On September 15, 2014, the Company filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Designation of the Series C-3 Preferred Stock (the “Series C-3 Amended and Restated Certificate of Designation” and together with the Series E Certificate of Amendment, the Series E Amended and Restated Certificate of Designation, the Series E Second Amended and Restated Certificate of Designation, the Series E Third Amended and Restated Certificate of Designation and any other amendments to our outstanding certificates of designations, the “COD Amendments”) to remove anti-dilution provisions (other than customary anti-dilution for stock dividends, stock splits and the like). The Board approved the Series C-3 Amended and Restated Certificate of Designation in advance of filing with the Secretary of State of the State of Delaware.

Filing of a Certificate of Validation

Upon the receipt of the required vote of the stockholders to approve the COD Amendments Ratification, we intend to file certificates of validation with respect to the COD Amendments with the Secretary of State of the State of Delaware (the “Certificates of Validation”). The time that the filings of the Certificates of Validation with the Secretary of State of the State of Delaware become effective in accordance with the DGCL will be the validation effective time of the COD Amendments Ratification within the meaning of Section 204 of the DGCL.

Retroactive Ratification of the COD Amendments

When the Certificates of Validation become effective in accordance with the DGCL, they should eliminate any possible uncertainty as to whether the COD Amendments are void or voidable as a result of the potential failure of authorization described above, and the effect of the ratification will be retroactive to the date of the original filing of each of the COD Amendments. Notwithstanding the approval by our stockholders of this Proposal No. 4, the Board may abandon the ratification of the COD Amendments at any time prior to the validation effective time of the COD Amendments without further action of the stockholders.

Time Limitations on Legal Challenges to the Ratification of the COD Amendments

Under the DGCL, any claim that the possible defective corporate act or putative stock ratified pursuant to the COD Amendments Ratification Resolutions and this Proposal No. 4 is void or voidable due to the identified failure of authorization, or that the Delaware Court of Chancery should declare in its discretion that the COD Amendments Ratification in accordance with Section 204 of the DGCL not be effective or be effective only on certain conditions, must be brought within 120 days from the validation effective time.

The Consequences if the COD Amendments Ratification Is Not Approved by the Stockholders

If the COD Amendments Proposal is not approved by the requisite vote of stockholders, we will not be able to file the Certificates of Validation with the Secretary of State of the State of Delaware and the COD Amendments Ratification will not become effective, in accordance with Section 204 of the DGCL. If the COD Amendments Ratification is not approved, it is possible that the stockholder who raised this issue, or another stockholder, may further challenge the validity of the COD Amendments which could result in additional cost and the diversion of management’s time and resources to address matters relating to amendments.

Vote Required

The affirmative vote of:

(i)     a majority of the outstanding shares of common stock, voting separately as a class;

(ii)    a majority of the voting power of the outstanding shares of common stock and the outstanding shares of the Series E preferred stock, voting together as a class;

(iii)   the holders representing 66⅔% of the outstanding shares of the Series E preferred stock, voting separately as a series; and

(iv)   the holders representing 66⅔% of the outstanding shares of the Series C-3 preferred stock, voting separately as a series,

is required to approve the Ratification of the COD Amendments Proposal.

Abstentions and broker non-votes will have the same effect as an “AGAINST” vote on the Ratification of the COD Amendments Proposal.

Recommendation

The Board unanimously recommends that stockholders vote “FOR” the Ratification of the COD Amendments Proposal.

Stockholder Approval of Charter Amendments

We are submitting, and the Board unanimously recommends that you vote “FOR,” the four separate proposals to amend our Charter:

•        Proposal 5 to approve amendments to our Charter to make technical changes.

•        Proposal 6 to approve an amendment to our Charter to allow the holders of our preferred stock to approve any amendment to our Charter (including any certificates of designations relating to any series of preferred stock) that relates solely to terms of one or more outstanding series of preferred stock, and does not change the terms of the common stock as set forth in the Charter without further approval from the holders of our common stock, subject to applicable law.

•        Proposal 7 to approve an amendment to our Charter to designate the exclusive forums in which certain claims regarding the Company may be brought.

•        Proposal 8 to approve an amendment to our Charter to limit the personal liability of certain officers as permitted by law.

Appendix C to this proxy statement sets forth a form of Amended Charter, which reflects each of the proposed amendments to our Charter. If all four proposals to amend the Charter are approved by our stockholders, all of the changes contained in Appendix C will be made. However, approval of each proposal to amend the Charter is not contingent on approval of the others, and if only some, but not all, of the proposals to amend the Charter are approved by our stockholders, amendments to our Charter contained in Appendix C will be made as follows:

•        Amendments to the article titles, Article Second, Article Fourth paragraphs (A), (B) and (C), Article Sixth, Article Seventh and Article Eighth will be made as set forth in Appendix C only if Proposal 5 is approved by our stockholders;

•        Creation of the new paragraph (D) in Article Fourth will be made as set forth in Appendix C only if Proposal 6 is approved by our stockholders;

•        Creation of a new Article Ninth will be made as set forth in Appendix C only if Proposal 7 is approved by our stockholders; and

•        Amendment to Article Fifth will be made as set forth in Appendix C only if Proposal 8 is approved by our stockholders.

If we fail to obtain stockholder approval of Proposal Nos. 5, 6, 7, or 8, we may continue to seek to obtain stockholder approval at each subsequent annual meeting of stockholders and special meeting of stockholders until such approval has been obtained for each proposal, and we would incur the costs associated therewith.

PROPOSAL NO. 5 — APPROVAL OF THE AMENDED CHARTER

Overview

At the Annual Meeting, our stockholders are being asked to approve certain amendments to the Charter in the form of the Amended Charter attached hereto as Appendix C in order to, among other matters, streamline and modernize our Charter.

Background of Proposal

In the ordinary course of reviewing the Company’s Charter, the Board and Company determined that the Charter could be updated to reflect best practices and to align with similarly established public companies. The Charter has not been updated since the Company’s initial public offering in March 2010, other than to modify certain provisions related to the capital stock of the Company. The Board believes it is in the Company’s and its stockholders’ best interest to amend the Charter to update or remove provisions that are no longer relevant, make certain clarifying enhancements and modernize its provisions to reflect current best practices.

Effect of the Proposal

The following description below summarizes the provisions that are proposed to be amended in the Amended Charter. Because it is only a summary, it does not contain all the information that may be important to you, and you should refer to the full text of the amendments to Article Second, Article Fourth paragraphs (A), (B) and (C), Article Sixth, Article Seventh and Article Eighth attached to this proxy statement as Appendix C, and to the applicable provisions of the DGCL.

If the Amended Charter Proposal is approved, it will modernize the Charter, which largely has not been updated since the Company’s initial public offering in March 2010. From 2010 to 2019, the Charter underwent updates to: (i) implement a reverse stock split in February 2010; (ii) increase the authorized common stock and establish a class of blank check preferred stock in December 2012; (iii) increase the authorized common stock in December 2012 and August 2017; and (iv) implement a reverse stock split in March 2019.

The amendments reflect certain immaterial, technical changes to streamline, eliminate or update certain other provisions, including:

(i)     updating the address of our registered agent;

(ii)    eliminating references to series of preferred stock that are no longer outstanding;

(iii)   eliminating references to the reverse stock split implemented in March 2019;

(iv)   revising the indemnification provision in Article Sixth to align with our By-Laws; and

(v)    adding article titles.

The Board believes that the amendments to the Charter described above are advisable and in the best interests of the Company and its stockholders for purposes of eliminating certain outdated language in the Charter. The proposed amendments are also intended to clarify and update the Charter in the manner described above. We do not believe that the amendments set forth above would negatively impact stockholder rights and believe they are consistent with those included in equivalent documents of our peers.

Relationship to Other Proposals

The amendments to Article Second, Article Fourth paragraphs (A), (B) and (C), Article Sixth, Article Seventh and Article Eighth, set forth in the Amended Charter relate to this Proposal 5. If our stockholders approve this proposal, we would file the Amended Charter reflecting the amendments to the article titles, Article Second, Article Fourth paragraphs (A), (B) and (C), Article Sixth, Article Seventh and Article Eighth, together with the other amendments that are approved by our stockholders, if any, promptly with the Secretary of State of the State of Delaware following the Annual Meeting. This proposal is not contingent on approval of Proposal Nos. 6, 7 or 8.

The complete text of the amendments to the Amended Charter is attached to this proxy statement as Appendix C and incorporated into this proxy statement by reference, with deleted text shown in red ink and strikethrough and added text shown in blue ink and underlined.

Vote Required

The affirmative vote of

(i)     a majority of the voting power of the outstanding shares of common stock and the outstanding shares of the Series E preferred stock, voting together as a class;

(ii)    the holders representing 66⅔% of the outstanding shares of the Series E preferred stock, voting separately as a series; and

(iii)   the holders representing 66⅔% of the outstanding shares of the Series C-3 preferred stock, voting separately as a series, is required to approve the Amended Charter Proposal.

Abstentions and broker non-votes will have the same effect as a vote “AGAINST” approval of the Amended Charter Proposal.

Recommendation

The Board unanimously recommends that stockholders vote “FOR” the Amended Charter Proposal.

PROPOSAL NO. 6 — APPROVAL OF THE CLASS VOTING PROPOSAL

Background of the Class Voting Proposal

The Certificate of Designation of each series of our preferred stock establishes the contractual rights, preferences, and privileges of that series. Any modification to these provisions directly impacts the holders of that series, and does not change the terms of the common stockholders or other security holders as set forth in the Charter.

The Class Voting Proposal does not allow any changes to be made to the rights of common stockholders as set forth in the Company’s Charter without the approval of common stockholders. The Class Voting Proposal modifies our Charter to provide that, except as otherwise required by applicable law, holders of the Company’s common stock would be entitled to vote on amendments to the Company’s Charter that relate to the terms of common stock. Amendments that relate solely to one or more outstanding series of preferred stock would be subject to a separate vote of the holders of such series, voting as a class or together with one or more other affected series, as provided in the Charter, the applicable Certificates of Designation, or applicable law.

The Board previously proposed these revisions to the Company’s Charter at the Company’s 2025 Special Meeting of Stockholders (the “2025 Special Meeting”). At the 2025 Special Meeting, a significant majority of the stockholders who voted at the meeting supported the proposal. However, there were not sufficient votes cast to approve the proposal, and therefore, despite receiving support from a significant portion of the voting stockholders, the proposal was not approved.

The Board is resubmitting this proposal to clarify the application of class-based voting principles under Delaware law in the Company’s Charter. The Board believes this approach is consistent with Delaware law and widely adopted by Delaware corporations. Based on the favorable support from stockholders who voted at the 2025 Special Meeting, the Board continues to believe that these revisions are in the best interests of the Company and its stockholders.

Purpose of the Class Voting Proposal

As previously proposed at the 2025 Special Meeting, the proposed revisions do not allow any changes to be made to the rights of common stockholders as set forth in the Company’s Charter without the approval of common stockholders. The proposed revisions clarify that amendments to the Charter that relate solely to one or more series of preferred stock (including any Certificate of Designation) would be voted on by the holders of the applicable series of preferred stock. Since modifications to the certificate of designation of each series of the preferred stock directly impacts the holders of that series, the Board believes it is in the best interest of the Company and its stockholders to revise our Charter to include clear language stating that the holders of our preferred stock can approve any amendment to the Charter (including any Certificate of Designation) that relates solely to the terms of one or more outstanding series of preferred stock without further approval from holders of the Company’s common stock, subject to applicable law.

Text of the Class Voting Proposal

If the Class Voting Proposal is approved by the Company’s stockholders, a new paragraph would be added to Article Fourth of our Charter, to read as follows:

“Except as otherwise required by law or provided in this Certificate of Incorporation, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any Certificate of Designation).”

The amendment to Article Fourth, paragraph (D), relates to this Proposal 6. If our stockholders approve this proposal, we would file the amendment to Article Fourth, paragraph (D), together with the other amendments that are approved by our stockholders, if any, promptly with the Secretary of State of the State of Delaware following the Annual Meeting. This proposal is not contingent on approval of Proposal Nos. 5, 7 or 8.

Effective Date

If the Class Voting Proposal is approved, it will become effective on the date of the filing of the amendment with the office of the Secretary of State of the State of Delaware.

Vote Required

The affirmative vote of the following is required to approve the Class Voting Proposal:

(i)     a majority of the voting power of the outstanding shares of common stock and the outstanding shares of the Series E preferred stock, voting together as a class;

(ii)    a majority of the outstanding shares of common stock, voting separately as a class; and

(iii)   the holders representing 66⅔% of the outstanding shares of the Series E preferred stock, voting separately as a series.

Abstentions and broker non-votes will have the same effect as an “Against” vote on the Class Voting Proposal.

Recommendation

The Board unanimously recommends that stockholders vote “FOR” the Class Voting Proposal.

PROPOSAL NO. 7 — APPROVAL OF THE EXCLUSIVE FORUM PROPOSAL

Background and Purpose of the Exclusive Forum Proposal

The Exclusive Forum Proposal is intended to avoid multiple lawsuits in multiple jurisdictions on matters relating to the DGCL and the Securities Act, thereby reducing inefficiencies, costs, and uncertainty regarding outcomes when two or more similar cases proceed in different jurisdictions. Additionally, the background and experience of the Delaware Court of Chancery and the U.S. federal district courts in resolving issues under the DGCL and the Securities Act, respectively, place these courts in the best positions to resolve claims arising under the applicable bodies of law. Accordingly, the Board believes that the exclusive forum provision is a prudent and proactive means for managing these types of potential litigation and promoting efficient and consistent resolutions in the event these types of litigation arise. Although some plaintiffs might prefer to litigate these matters in different jurisdictions, the Board believes that the substantial benefits to the Company and its stockholders outweigh these concerns.

Text of the Exclusive Forum Proposal

If the Exclusive Forum Proposal is approved by the Company’s stockholders, a new Article Ninth would be added to our Charter, to read as follows:

“Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim that is based upon a breach of a fiduciary duty owed by, or other wrongdoing by, any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-Laws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (iv) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the By-Laws; (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine; or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or any successor thereto. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article NINTH. Failure to enforce the foregoing provisions of this Article NINTH would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.”

The creation of a new Article Ninth relates to this Proposal 7. If our stockholders approve this proposal, we would file an amendment reflecting Article Ninth, together with the other amendments that are approved by our stockholders, if any, promptly with the Secretary of State of the State of Delaware following the Annual Meeting. This proposal is not contingent on approval of Proposal Nos. 5, 6 or 8.

Effective Date

If the Exclusive Forum Proposal is approved, it will become effective on the date of the filing of the amendment with the office of the Secretary of State of the State of Delaware.

Vote Required

The affirmative vote of a majority of the voting power of the outstanding shares of common stock and the outstanding shares of the Series E preferred stock, voting together as a class is required to approve the Exclusive Forum Proposal. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” approval of the Exclusive Forum Proposal.

Recommendation

The Board unanimously recommends that stockholders vote “FOR” the Exclusive Forum Proposal.

PROPOSAL NO. 8 — APPROVAL OF THE UPDATING OFFICER LIABILITY PROVISIONS AS PERMITTED BY DELAWARE LAW PROPOSAL

Background of the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal

This proposal would not eliminate accountability for misconduct — officers would remain liable for breaches of the duty of loyalty, acts not in good faith, intentional misconduct, knowing violations of law, or any actions from which they derive an improper personal benefit. This proposal would permit the Company to include a provision in the Charter limiting the personal liability of certain officers for monetary damages in limited circumstances, as permitted by Delaware law.

Article Fifth of the Company’s Charter contains a provision eliminating the personal liability of our directors for monetary damages for breach of fiduciary duty as a director consistent with the DGCL. In 2022, after the last amendment to our Charter, Section 102(b)(7) of the DGCL was amended to allow a Delaware corporation to include a similar provision in its certificate of incorporation eliminating the personal liability of certain officers for monetary damages for breach of fiduciary duty as an officer in certain circumstances. The Board believes that numerous other similarly situated companies have adopted amendments to their charters to incorporate provisions limiting certain officers’ liability consistent with this Proposal No. 8.

If adopted, this proposal would permit the Company to limit the personal liability of certain officers for monetary damages in direct claims brought by stockholders for an officer’s breach of fiduciary duty of care, including class actions, and would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders on behalf of the Company.

The limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. This proposal is aligned with the limited class and type of claims for which certain officer’s liability can be limited under Section 102(b)(7) of the DGCL.

Additionally, any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the greatest extent permitted by the DGCL.

Purpose of the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal

To better position the Company to attract and retain qualified and experienced officers, the Board believes that it is important to extend the limitation of personal liability to officers as permitted by Delaware law. The protection applies only in certain circumstances involving duty of care claims and does not apply to breaches of the duty of loyalty, acts or omissions not in good faith, intentional misconduct, knowing violations of law, transactions from which an officer derived an improper personal benefit, or in actions by or in the right of the Company. Without this limited protection, qualified individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. Other Delaware corporations have adopted and will likely continue to adopt such amendments to their certificates of incorporation. To the extent the Company’s peers adopt similar clauses that limit the personal liability of officers, failing to adopt the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal could negatively affect our recruitment and retention of exceptional officer candidates. Additionally, the corporate laws of several other states permit corporations to limit officers’ liability in a similar manner to the DGCL, and the Board believes it is appropriate for public companies in states that allow such limitations to include corresponding provisions in their certificates of incorporation.

The Board believes that the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal will empower officers to best exercise their business judgment in furtherance of stockholder interests without the potential for distraction posed by the risk of personal liability. Officers often must make difficult judgments and decisions on important and complex matters on a time-sensitive basis, which can create the risk of investigations, claims, actions, suits or proceedings seeking to impose personal liability on the basis of hindsight, regardless of merit. The Board believes the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal

aligns the protections available to our officers with those currently available to our directors and would discourage plaintiff’s attorneys from adding officers to direct claims relating to breaches of the duty of care, which can lead to increased litigation and insurance costs. The existing limitation of liability provisions available to our directors are not affected by this proposal.

Text of the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal

If the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal is approved by the Company’s stockholders, Article Fifth of our Charter would be amended to read as follows:

“A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) of a director under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit or (v) in the case of an officer, in any action by or in the right of the Corporation. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article Fifth shall not adversely affect any right or protection of a director or an officer of the Corporation with respect to events occurring prior to the time of such repeal or modification.”

The amendment to Article Fifth relates to this Proposal 8. If our stockholders approve this proposal, we would file an amendment to Article Fifth, together with the other amendments that are approved by our stockholders, if any, promptly with the Secretary of State of the State of Delaware following the Annual Meeting. This proposal is not contingent on approval of Proposal Nos. 5, 6 or 7.

Effective Date

If the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal is approved, it will become effective on the date of the filing of the amendment with the office of the Secretary of State of the State of Delaware.

Vote Required

The affirmative vote of a majority of the voting power of the outstanding shares of common stock and the outstanding shares of the Series E preferred stock, voting together as a class is required to approve the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” approval of the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal.

Recommendation

The Board unanimously recommends that stockholders vote “FOR” the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal.

PROPOSAL NO. 9 — APPROVAL OF THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow the Board to adjourn the Annual Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Ratification of the COD Amendments Proposal, the Amended Charter Proposal, the Class Voting Proposal, the Exclusive Forum Proposal or the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal, but no other proposal if each of the Ratification of the COD Amendments Proposal, the Amended Charter Proposal, the Class Voting Proposal, the Exclusive Forum Proposal and the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal are approved.

If the Adjournment Proposal is not approved by our stockholders, the Board may not be able to adjourn the Annual Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Ratification of the COD Amendments Proposal, the Amended Charter Proposal, the Class Voting Proposal, the Exclusive Forum Proposal and the Updating Officer Liability Provisions as Permitted by Delaware Law Proposal.

Vote Required

The affirmative vote of a majority of the votes cast is required to approve the Adjournment Proposal. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the Adjournment Proposal.

Recommendation

The Board unanimously recommends that stockholders vote “FOR” the Adjournment Proposal.

CORPORATE GOVERNANCE

Information About the Board and its Committees

Board of Directors Composition

The Board currently consists of seven members. Directors elected at this meeting and each subsequent annual meeting will be elected for one-year terms or until their successors are duly elected and qualified.

The Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between the Board and management. The Board has determined that combining the roles of Chair and CEO and adding the role of Lead Independent Director is the most effective leadership structure for the Board at this time. The Board believes the present structure provides the Company and the Board with strong leadership, appropriate independent oversight of management, continuity of experience, and the ability to communicate the Company’s business and strategy to employees, customers, stockholders and other stakeholders in a single voice.

In January 2026, the independent directors appointed Joseph Todisco, our Chief Executive Officer, as the Chairman of the Board and Myron Kaplan as the Lead Independent Director. Our Lead Independent Director provides a strong counterbalance to the Board Chair, including facilitating independent oversight of management, promoting open dialogue among the independent directors during and in between Board meetings, leading executive sessions at each regular Board meeting without the presence of the chief executive officer, and focusing on the Board’s priorities and processes. Mr. Todisco’s leadership has been transformative for the Company; further, the Chair’s unique perspective and experience as a member of management are valuable in setting overall direction and business and product strategy for the Company.

The Board maintains the ability to change its leadership structure at any time should it elect to do so and is not limited to its annual review of leadership structure.

Selection of Nominees for the Board

To be considered as a director nominee, an individual must have, among other attributes: high personal and professional ethics, integrity and values; commitment to our Company and its stockholders; an inquisitive and objective perspective and mature judgment; and availability to perform all Board and committee responsibilities. In addition to these minimum requirements, the Nominating and Governance Committee will also evaluate the nominee’s independence and whether the nominee’s skills are complementary to the existing directors’ skills and the Board’s need for operational, management, financial, international, industry-specific or other expertise. We focus on identifying nominees with experience, qualifications, attributes and skills to work with the other directors to serve the long-term interests of our stockholders. All those matters being equal, we do and will consider diversity a positive additional characteristic in potential nominees.

The Nominating and Governance Committee invites Board members to submit nominations for director candidates. In addition to candidates submitted by Board members, director nominees recommended by stockholders will be considered. Stockholder recommendations must be made in accordance with the procedures described in the section titled “Deadline for Stockholder proposals For 2027 Annual Meeting” below and will receive the same consideration that other nominees receive. All nominees are evaluated by the Nominating and Governance Committee to determine whether they meet the minimum qualifications outlined in the immediately preceding paragraph and whether they will satisfy the Board’s needs for specific expertise at that time. The Nominating and Governance Committee recommends to the Board the full slate of nominees for election as directors at our annual meeting of stockholders.

Board Committees

The Board has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Strategy Committee. Our Audit Committee currently consists of Mr. Lefkowitz (Chair), Dr. Dunton and Mr. Duncan. Our Compensation Committee currently consists of Ms. Dillione (Chair), Dr. Dunton and

Mr. Duncan. Our Nominating and Governance Committee currently consists of Mr. Kaplan (Chair), Mr. Stewart and Ms. Dillione. Our Strategy Committee consists of Mr. Myron Kaplan, Mr. Steven Lefkowitz and Mr. Robert Stewart. The membership of these committees may be changed after our next annual meeting.

The Board has undertaken a review of the independence of our directors and has determined that (i) all current directors, except Mr. Todisco, our Chief Executive Officer, are independent within the meaning of Section 5605(b) of the Nasdaq Marketplace Rules, (ii) all members of our Audit Committee meet the additional test for independence for audit committee members imposed by SEC rules and regulations and Section 5605(c) of the Nasdaq Marketplace Rules, (iii) all of the members of our Compensation Committee are independent within the meaning of Section 5605(d) of the Nasdaq Marketplace Rules, and (iv) all of the members of our Nominating and Governance Committee are independent within the meaning of Section 5605(e) of the Nasdaq Marketplace Rules.

Each of the above-referenced committees operates pursuant to a formal written charter. The charters for each committee, which have been adopted by the Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at www.cormedix.com under the “Investors — Corporate Governance” tab.

Audit Committee

The Audit Committee assists the Board in its oversight of our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. The Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. All related party transactions will be approved by the Audit Committee before we enter into them.

Both our independent registered public accounting firm and internal financial personnel regularly meet with, and have unrestricted access to, the Audit Committee.

The Board has determined that each of Mr. Lefkowitz, Dr. Dunton and Mr. Duncan qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of each of Mr. Lefkowitz, Dr. Dunton and Mr. Duncan as an “audit committee financial expert” does not impose on them any duties, obligations or liability that are greater than those that are generally imposed on them as a member of the Audit Committee and the Board, and their designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Compensation Committee

The Compensation Committee reviews and approves our compensation policies and all forms of compensation to be provided to our executive officers, including, among other things, annual salaries, bonuses, and other incentive compensation arrangements. The Compensation Committee also reviews and makes recommendations to the Board regarding changes in director compensation. In addition, the Compensation Committee administers our equity compensation plans, including granting stock options to our executive officers. The Compensation Committee also reviews and approves employment agreements with executive officers and other compensation policies and matters. Pursuant to its charter, the Compensation Committee has the power to form and delegate authority to subcommittees and to delegate authority to one or more members of the Compensation Committee.

Since 2016, the Company and the Compensation Committee have periodically engaged Frederic W. Cook & Co., an independent compensation consultant, for input on the compensation of our Named Executive Officers and directors. The Compensation Committee assessed the independence of Frederic W. Cook & Co., considering the factors required by the Nasdaq Global Market Listing Rules, and concluded that no conflict of interest exists that would prevent Frederic W. Cook & Co. from independently representing our Company. In the future, we, or the Compensation Committee, may engage or seek the advice of Frederic W. Cook & Co. or another compensation consultant.

Each member of the Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Nominating and Governance Committee

The Nominating and Governance Committee identifies, evaluates and recommends nominees to the Board and committees of the Board, conducts searches for appropriate directors and evaluates the performance of the Board and of individual directors. The Nominating and Governance Committee also is responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board concerning corporate governance matters.

Strategy Committee

The Strategy Committee assists management in evaluating business development opportunities and shall review, assess, evaluate and, if appropriate, recommend to the Board any potential acquisition, disposition, financing, re-financing, recapitalization or other similar transaction involving the Company and/or any of its subsidiaries, in each case involving an amount in excess of $10,000,000. The Committee’s role is one of oversight, and management is responsible for the execution of the Company’s strategic initiatives. The Strategy Committee is composed of at least three independent members of the Board.

Information Regarding Meetings of the Board and Committees

The business of our Company is under the general oversight of the Board as provided by the laws of Delaware and our By-laws. During the fiscal year ended December 31, 2025, the Board held six meetings and also conducted business by written consent, the Audit Committee held four meetings and also conducted business by written consent, the Compensation Committee held four meetings and also conducted business by written consent, and the Nominating and Governance Committee held two meetings. Each director nominee attended at least 75% of the Board meetings and the meetings of the committee on which he or she served since being appointed to the Board and respective committees. We do not have a formal written policy with respect to Board members’ attendance at our annual meetings of stockholders, but we encourage them to do so. Two of our directors attended our 2025 annual meeting of stockholders.

Risk Oversight

The Board is responsible for our Company’s risk oversight and administers its risk oversight responsibilities by delegating certain business and governance activities to the appropriate committees for more detailed consideration and evaluation.

The Board has delegated its primary risk oversight responsibilities to the Audit Committee. In fulfilling that role, the Audit Committee focuses on our general risk-management strategy, the most significant risks facing our Company, and ensures that risk-mitigation strategies are implemented by management. The Audit Committee also has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to limit, monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management are undertaken. The Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. The Nominating and Governance Committee seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices. Each of the committees regularly reports to the full Board as appropriate on its efforts at risk oversight, and will report any matter that rises to the level of a material or enterprise-level risk.

Our management is responsible for the day-to-day identification, evaluation, management, and mitigation of the Company’s risk exposures. The Company manages these enterprise risks through a variety of policies, programs, committees, and internal controls designed to protect the Company’s assets, operations, and reputation, while ensuring compliance with applicable laws and regulations.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)

c/o Corporate Secretary

CorMedix Inc.

389 Interpace Parkway, Suite 450

Parsippany, New Jersey 07054

We will forward all communications from stockholders to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

Stock Ownership Requirements

We adopted stock ownership guidelines for our non-employee directors in October 2014 with the objective of more closely aligning the interests of our non-employee directors with those of our stockholders. The stock ownership guidelines require each non-employee director to own $100,000 worth of our common stock within five years of October 2014 for then-current directors and within five years of joining the Board for directors joining the Board after that date. This requirement may be met with the purchase of shares under the Deferred Compensation Plan for Directors, vesting of shares underlying restricted stock units and the exercise of stock options.

Hedging and Pledging Policies

We have adopted an insider trading policy that includes provisions restricting our directors, officers and employees from engaging in hedging or monetization transactions involving our securities and prohibits our directors, officers and employees from engaging in short sales of our securities. Our insider trading policy also strongly discourages our directors, officers and employees from holding our securities in margin accounts or otherwise pledging our securities as collateral for loans.

Clawback Policy

In compliance with Nasdaq listing standards relating to clawback policies, we adopted the Compensation Recoupment Policy in December 2023, to implement a mandatory clawback policy in the event of a Restatement (as defined in the Compensation Recoupment Policy). In addition, the Compensation Recoupment Policy also sets forth a discretionary clawback policy to recoup certain compensation in circumstances involving misconduct.

For mandatory clawbacks, the Compensation Recoupment Policy applies to our executive officers with respect to compensation that is granted, earned or vested based wholly or in part upon attainment of a financial reporting measure and any such compensation attained on or after October 2, 2023 is subject to recoupment. See exhibit 97.1 to our Annual Report on Form 10-K filed with the SEC on March 5, 2026 for the full terms of the Compensation Recoupment Policy.

Executive Officers

The following table sets forth information concerning our current executive officers as of April 13, 2026:

Name	Age	Position(s) with CorMedix
Joseph Todisco	50	Chief Executive Officer
Elizabeth Hurlburt	47	Executive Vice President and Chief Operating Officer
Susan Blum	54	Executive Vice President and Chief Financial Officer
Beth Zelnick Kaufman	66	Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary
Michael Seckler	60	Executive Vice President and Chief Commercial Officer

See the biography for Joseph Todisco under “Directors.”

Elizabeth Hurlburt became our Executive Vice President and Head of Clinical Operations in March 2018 and then she was appointed Executive Vice President and Chief Clinical Strategy and Operations Officer, effective February 2024. Currently, Ms. Hurlburt serves as Executive Vice President, Chief Operating Officer, effective August 2025. Prior to her employment, Ms. Hurlburt had been providing us clinical operations expertise as a consultant since late November 2017. Before she began her consulting career, she held several progressive management roles in clinical operations, most recently at Gemphire Therapeutics, as a Senior Director, Clinical Operations from April 2015 to October 2016, then as Vice President, Clinical Operations from October 2016 to March 2018. Ms. Hurlburt received her B.A. in Leadership and Organizational Management from Bay Path College and a M.S. in Management and Leadership from Western Governors University.

Susan Blum became our Executive Vice President and Chief Financial Officer in September 2025. Ms. Blum was previously the Chief Financial Officer of Melinta Therapeutics, LLC (“Melinta”), which CorMedix recently acquired in August of 2025. Ms. Blum joined Melinta in 2016 as the company’s Controller and then served as Vice President of Finance & Chief Accounting Officer prior to being appointed to the Chief Financial Officer position in 2021. Prior to joining Melinta, Ms. Blum served as Corporate Controller at Textura Corporation from 2013 to 2016, supporting the company’s IPO and transformation into a publicly traded organization. Ms. Blum also served in leadership roles at Orbitz Worldwide, Inc. (NYSE: OWW) from 2011 to 2013 and at Facet Biotech Corporation and PDL BioPharma, Inc. (Nasdaq: PDLI) from 2004 to 2010, where she was responsible for such functions as external reporting and related compliance, technical accounting and internal controls over financial reporting. Ms. Blum served as a director of BiomX Inc. from April 2024 to February 2026. Ms. Blum began her career in public accounting at Ernst & Young, where she spent nearly seven years working with a diverse client base ranging from large, public international engagements to development-stage enterprises. Ms. Blum is a Certified Public Accountant and holds a B.S. in Business Commerce from Santa Clara University.

Beth Zelnick Kaufman became our Executive Vice President and Chief Legal and Compliance Officer and Corporate Secretary on December 12, 2023. She has more than two decades of legal, compliance and operations experience in the life sciences industry. Prior to joining CorMedix, she most recently served as Chief Legal and Administrative Officer and Corporate Secretary of Akorn Pharmaceuticals, a specialty and generic pharmaceuticals company. Ms. Zelnick Kaufman also served as the Chief Legal Officer of the Broad Institute of MIT and Harvard as well as in several roles at Amneal Pharmaceuticals, a publicly traded global generics, biosimilars and branded pharmaceuticals company, including roles as Assistant General Counsel, Vice President, Legal Affairs, and Head of Government Affairs. During her tenure at these and other pharmaceutical companies, Ms. Zelnick Kaufman gained deep experience in the pharmaceutical industry across legal, regulatory, government affairs, and other operational areas. Earlier in her career, Ms. Zelnick Kaufman held roles at Actavis, Alpharma and Topcon America, J&J and Hoechst Marion Roussel (now Sanofi) and spent time as an Associate in the law firm Brown Rudnick LLP.

Michael Seckler became our Executive Vice President and Chief Commercial Officer in January 2026. From 2023 until he joined CorMedix in 2026, Mr. Seckler served as Chief Executive Officer and a member of the board of directors of Evome Medical Technologies Inc. (TSXV:EVMT), where he led a financial and operational turnaround. From 2019 to 2023, he served as Chief Operating Officer of FerGene Inc., a joint venture between Blackstone Life Sciences and Ferring Pharmaceuticals. He also previously served as Vice President, Global Marketing and Corporate Communications at Ferring International. Earlier in his career, Mr. Seckler held roles of increasing responsibility at Ferring Pharmaceuticals, including General Manager of Ferring Canada, as well as at Schering-Plough, and began his career at Pfizer. Mr. Seckler holds a Master of Business Administration and a Bachelor of Science from Pennsylvania State University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of April 13, 2026 by:

•        each person known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•        each director;

•        each of our Named Executive Officers; and

•        all of our current directors and executive officers as a group.

This table is based upon the information supplied by our Named Executive Officers, directors and principal stockholders and from Schedules 13D and 13G filed with the SEC. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown, and their address is c/o CorMedix Inc., 389 Interpace Parkway, Suite 450, Parsippany, New Jersey 07054. As of April 13, 2026, we had 78,428,094 shares of common stock outstanding. Shares of Company common stock subject to stock options that are currently vested or exercisable or that will become vested or exercisable within 60 days after April 13, 2026, as well as restricted stock units that vest within 60 days after April 13, 2026, are deemed to be beneficially owned by the person holding such options, warrants or restricted stock units for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

	Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Shares	%
5% or Greater Stockholders:
Deep Track Capital, LP(2)	4,955,487	6.3%
Shaibatalhamd Aymen Abdalkader(3)	4,600,000	5.9%
BlackRock, Inc.(4)	4,567,897	5.8%
Directors:
Janet Dillione(5)	96,473	*
Gregory Duncan(6)	137,500	*
Alan W. Dunton(7)	152,750	*
Myron Kaplan(8)	387,034	*
Steven Lefkowitz(9)	230,650	*
Robert Stewart(10)	105,200	*
Named Executive Officers:
Joseph Todisco(11)	1,207,329	1.5%
Elizabeth Hurlburt(12)	414,881	*
Beth Zelnick Kaufman(13)	94,972	*
All executive officers and directors as a group (11 persons)(14)	2,835,227	3.5%

____________

*        Less than 1%

(1)      Based upon 78,428,094 shares of our common stock outstanding on April 13, 2026 and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of April 13, 2026.

(2)      Based solely on information contained in the Statement on Schedule 13G filed with the SEC on December 1, 2025 by Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd. and David Kroin (collectively, the “Deep Track Group”). The Deep Track Group has sole voting power with respect to zero shares of our common stock, shared voting power with respect to 4,955,487 shares of our common stock, sole dispositive power with respect to zero shares of our common stock and shared dispositive power with respect to 4,955,487 shares of our common stock. The address of Deep Track Capital LP is 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830, the address of Deep Track Biotechnology Master Fund, Ltd. is c/o Walkers Corporate Limited, 190 Elgin Ave, George Town, KY1-9001, Cayman Islands, and the address of David Kroin is c/o Deep Track Capital, LP, 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830.

(3)      Based solely on information contained in the Statement on Schedule 13G filed with the SEC on January 2, 2026 by Shaibatalhamd Aymen Abdalkader (“Abdalkader”). Abdalkader has sole voting power with respect to 4,600,000 shares of our common stock, shared voting power with respect to zero shares of our common stock, sole dispositive power with respect to 4,600,000 shares of our common stock and shared dispositive power with respect to zero shares of our common stock. The address of Abdalkader is 7852, Al Batinah, 2650, Al Woroud Dist., Riyadh 12253, Saudi Arabia.

(4)      Based solely on information contained in the Statement on Schedule 13G filed with the SEC on February 5, 2025 by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power with respect to 4,521,593 shares of our common stock, shared voting power with respect to zero shares of our common stock, sole dispositive power with respect to 4,567,897 shares of our common stock and shared dispositive power with respect to zero shares of our common stock. The business address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(5)      Consists of (i) 38,473 shares of our common stock, and (ii) 58,000 shares of our common stock issuable upon exercise of stock options. Ms. Dillione is entitled to 48,909 shares of common stock deferred under the Deferred Compensation Plan for Directors, which is excluded for purposes of calculating the number of shares of our common stock beneficially owned as of April 13, 2026.

(6)      Consists of (i) 38,333 shares of our common stock and (ii) 99,167 shares of our common stock issuable upon exercise of stock options.

(7)      Consists of (i) 40,250 shares of our common stock, and (ii) 112,500 shares of our common stock issuable upon exercise of stock options.

(8)      Consists of (i) 201,034 shares of our common stock held directly, (ii) 30,000 shares of our common stock held by Mr. Kaplan’s wife, 20,000 of which are held by her individually and 10,000 of which are held as custodian for two of Mr. Kaplan’s grandchildren, and (iii) 156,000 shares of our common stock issuable upon exercise of stock options.

(9)      Consists of (i) 95,498 shares of our common stock held directly, (ii) 2,000 shares of our common stock held by Mr. Lefkowitz’s wife, (iii) 30,152 shares of our common stock held by Wade Capital Corporation Money Purchase Plan, an entity for which Mr. Lefkowitz has voting and investment control, and (iv) 103,000 shares of our common stock issuable upon exercise of stock options.

(10)    Consists of (i) 36,000 shares of our common stock, and (ii) 69,200 shares of our common stock issuable upon exercise of stock options.

(11)    Consists of (i) 401,084 shares of our common stock, and (ii) 806,245 shares of our common stock issuable upon exercise of stock options.

(12)    Consists of (i) 64,261 shares of our common stock, and (ii) 350,620 shares of our common stock issuable upon exercise of stock options.

(13)    Consists of (i) 44,972 shares of our common stock, and (ii) 50,000 shares of our common stock issuable upon exercise of stock options.

(14)    Consists of the following held by our directors and our current executive officers: (i) 1,030,495 shares of our common stock, and (ii) 1,804,732 shares of our common stock issuable upon exercise of stock options.

DIRECTOR COMPENSATION

Director Compensation in Fiscal Year 2025

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(3) ($)	Total ($)
Janet Dillione	83,000	304,250	—	387,250
Gregory Duncan	75,000	304,250	—	379,250
Alan W. Dunton	75,000	304,250	—	379,250
Myron Kaplan	129,000	304,250	—	433,250
Steven Lefkowitz	93,000	304,250	—	397,250
Robert Stewart	75,000	304,250	—	379,250

____________

(1)      The amounts included in this column are the dollar amounts representing the full grant date fair value of each stock award calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be recognized by the directors upon the vesting of the award. For information on the valuation assumptions used in calculating these amounts, see Note 10 to our audited financial statements included in the Annual Report on Form 10-K.

(2)      As of December 31, 2025, each non-employee director held 25,000 unvested RSUs.

(3)      As of December 31, 2025, the number of shares underlying options held by each non-employee director was as follows: 58,000 shares for Ms. Dillione; 99,167 shares for Mr. Duncan; 112,500 shares for Dr. Dunton; 156,000 shares for Mr. Kaplan; 103,000 shares for Mr. Lefkowitz; and 69,200 shares for Mr. Stewart.

2025 Director Compensation Program

The 2025 compensation program for our non-employee directors, as determined by the Board based on recommendations from the Compensation Committee and advice from Frederic W. Cook & Co., is set forth in the table below. All RSUs are subject to continued service on the Board through the vesting date.

	Cash	Equity Awards (# of shares)
Annual Fee	$55,000
First Election to Board		30,000	(1)
Annual Grant, Prorated in First Year Following Election to the Board		25,000	(2)
Additional Annual Fee – Board Chair	$45,000
Additional Annual Fee – Audit Chair	$23,000
Additional Annual Fee – Compensation Chair	$23,000
Additional Annual Fee – Nominating and Governance Chair	$14,000
Additional Annual Fee – Audit Committee Non-Chair Members	$10,000
Additional Annual Fee – Compensation Committee Non-Chair Members	$10,000
Additional Annual Fee – Nominating and Governance Committee Non-Chair Members	$5,000
Additional Annual Fee – Strategy Committee Members	$15,000

____________

(1)      Represents stock options that vest one-third each on the date of grant and the first and second anniversary of the date of grant.

(2)      Represents RSUs that vest on the one year anniversary of the date of grant.

On September 17, 2025 (the “Deferred Plan Termination Date”), we terminated our nonqualified deferred compensation plan for our non-employee directors, pursuant to which our non-employee directors could previously defer all of their cash director fees. As of the Deferred Plan Termination Date, Ms. Dillione was the only non-employee director who participated in the nonqualified deferred compensation plan. Ms. Dillione will be entitled to receive 48,909 shares of the Company’s Common Stock on September 18, 2026 or earlier if required by the original schedule.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our Named Executive Officers in the years ended December 31, 2025 and 2024:

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Joseph Todisco	2025	684,353	4,492,500	—	865,072	59,251	6,101,176
Chief Executive Officer	2024	639,214	462,666	745,788	457,335	54,906	2,359,908

Elizabeth Hurlburt	2025	479,640	2,784,318	—	420,527	59,203	3,743,688
Executive Vice President, Chief Operating Officer(3)	2024	405,873	173,500	279,670	223,344	52,978	1,135,365

Beth Zelnick Kaufman	2025	497,596	2,784,318	—	435,941	48,055	3,765,910
Executive Vice President, Chief Legal/Compliance Officer & Corp. Secretary	2024	450,000	—	—	217,800	46,552	714,352

____________

(1)      The amounts included in this column are the dollar amounts representing the full grant date fair value of each award calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be recognized by the Named Executive Officers upon the settlement of restricted stock units or option exercise.

(2)      Represents premiums paid by us for health benefits and 401(k) plan employer match.

(3)      Ms. Hurlburt was the Chief Clinical Strategy and Operations Officer through August 29, 2025, and thereafter transitioned into the role of Chief Operating Officer.

Narrative Disclosure to Summary Compensation Table

Employment Agreements with Named Executive Officers

Joseph Todisco

On March 16, 2022, we entered into an employment agreement with Mr. Todisco, our Chief Executive Officer. The term of the employment agreement will automatically renew for additional successive one-year periods on March 16th of each calendar year, unless either party notifies the other in writing at least 90 days before the expiration of the then-current term that the term will not be renewed. Mr. Todisco is entitled to an annual salary of $664,576 (effective January 2025), and his target annual bonus is 65% of his base salary, with the actual bonus entitlement based on the achievement of specified Company objectives.

Elizabeth Hurlburt

On August 29, 2025, we entered into a new employment agreement with Ms. Hurlburt, in connection with her transition from Chief Clinical Strategy and Operations Officer to Chief Operating Officer. The term of the employment agreement will extend for an initial term of three years, and automatically renew for additional successive one-year periods on August 29th of each calendar year, unless either party notifies the other in writing at least 90 days before the expiration of the then-current term that the term will not be renewed. Ms. Hurlburt is entitled to an annual salary of $500,000, and her target annual bonus is 45% of her base salary, with the actual bonus entitlement based on the achievement of specified Company objectives.

Beth Zelnick Kaufman

On December 12, 2023, we entered into an employment agreement with Ms. Zelnick Kaufman, our Chief Legal/Compliance Officer and Corporate Secretary. The term of the employment agreement will extend for an initial term of four years, and automatically renew for additional successive one-year periods on December 12th of each calendar year, unless either party notifies the other in writing at least 90 days before the expiration of the then-current term that the term will not be renewed. Ms. Zelnick Kaufman is entitled to an annual salary of $483,750, and her target annual bonus is 45% of her base salary, with the actual bonus entitlement based on the achievement of specified Company objectives.

Potential Payments Upon Termination or Change in Control

The following provisions of the employment agreements with our Named Executive Officers are identical except where noted.

In the event that a Named Executive Officer’s employment is terminated during the term of his or her employment agreement by the Company other than for “cause” (other than as a result of death or disability), or by the Named Executive Officer for good reason (as defined in the employment agreement), the Named Executive Officer will, subject to execution of a general release of claims, be entitled to: (i) a continuation of base salary for a period of nine months (or, if such termination occurs within 24 months following a corporate transaction, an amount equal to nine months of base salary plus target bonus); except that Mr. Todisco’s base salary will continue for 12 months (or, if such termination occurs within 24 months following a corporate transaction (as defined in the employment agreement), he will receive continued payments equal to 150% of his base salary plus target bonus in equal payments over 18 months); (ii) payment of a prorated annual bonus for the year of termination based on the actual achievement of the specified bonus objectives; (iii) subsidized COBRA premiums for up to nine months (or in the case of Mr. Todisco only, for 18 months, if such termination occurs within 24 months following a corporate transaction); and (iv) one year of additional time vesting of the Named Executive Officer’s then-outstanding equity awards, or full vesting of all then-outstanding equity awards if such termination occurs within 24 months following a corporate transaction.

Non-Compete Covenants

Each of our Named Executive Officers is subject to a 12 month post-termination non-compete. Mr. Todisco is prohibited from engaging in any business involving the development or commercialization of a preventive anti-infective product that would be a direct competitor of DefenCath/Neutrolin or a product containing taurolidine or any other product being actively developed or produced by us worldwide on the date of termination of employment. Mses. Hurlburt and Zelnick Kaufman are prohibited from engaging in any business involving the development or commercialization of products in the therapeutic area of nephrology, infectious disease, or hospital specialty segment, or that compete directly against any other product being actively developed, marketed or produced by us (or, with respect to Ms. Hurlburt, by us or one of our subsidiaries) as of the date of termination of either’s employment.

Equity Plan

The Company maintains the CorMedix Inc. Amended and Restated 2019 Omnibus Stock Incentive Plan pursuant to which it has granted equity awards to the Named Executive Officers, as well as other employees and service providers.

2025 Equity Awards

Mr. Todisco was granted restricted stock units covering 187,500 shares of the Company’s Common Stock on January 17, 2025. The restricted stock units granted to Mr. Todisco are scheduled to vest over a period of three years (with the first 25% vesting on the date of the grant, and the remainder scheduled to vest in equal annual installments over the next three years thereafter, subject to continued employment). Mr. Todisco was also granted 187,500 performance stock units on January 17, 2025, which vest proportionally within the 60 days following December 31, 2027, based upon the achievement of certain relative shareholder returns over the three year period (certified annually), subject to continued service through such date.

Ms. Hurlburt was granted restricted stock units covering 87,500 shares of the Company’s Common Stock on January 2, 2025 and 69,686 shares of the Company’s Common Stock on August 29, 2025. The restricted stock units granted to Ms. Hurlburt are scheduled to vest over a period of three years (with the first 25% vesting on the date of the grant, and the remainder scheduled to vest in equal annual installments over the next three years thereafter, subject to continued employment). Ms. Hurlburt was also granted 87,500 performance stock units on January 2, 2025, which vest proportionally within the 60 days following December 31, 2027, based upon the achievement of certain relative shareholder returns over the three year period (certified annually), subject to continued service through such date.

Ms. Zelnick Kaufman was granted restricted stock units covering 87,500 shares of the Company’s Common Stock on January 2, 2025 and 69,686 shares of the Company’s Common Stock on August 29, 2025. The restricted stock units granted to Ms. Zelnick Kaufman are scheduled to vest over a period of three years (with the first 25% vesting on the date of the grant, and the remainder scheduled to vest in equal annual installments over the next three years thereafter, subject to continued employment). Ms. Zelnick Kaufman was also granted 87,500 performance stock units on January 2, 2025, which vest proportionally within the 60 days following December 31, 2027, based upon the achievement of certain relative shareholder returns over the three year period (certified annually), subject to continued service through such date.

Outstanding Equity Awards at Fiscal Year-End 2025

The following table contains certain information concerning outstanding equity awards held by the Named Executive Officers as of December 31, 2025.

Name	Option Awards(1)				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares of units of stock that have not vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Joseph Todisco	315,830	125,000	3.38	05/09/2032	—	—	207,292	(4)	2,410,806
	270,000	100,000	4.43	01/14/2033	77,156	897,327	125,000	(3)	1,453,750
	83,333	133,334	3.47	01/12/2034	—	—	—		—

Elizabeth Hurlburt	12,711	—	8.30	01/10/2029	—	—	142,890	(4)	1,661,811
	24,764	—	5.63	02/25/2030	36,006	418,753	58,333	(3)	678,417
	27,612	—	5.63	05/11/2030	—	—	—		—
	3,033	—	4.08	05/11/2030	—	—	—		—
	70,000	—	8.32	01/11/2031	—	—	—		—
	100,000	—	4.03	02/18/2032	—	—	—		—
	31,250	31,250	4.43	01/14/2033	—	—	—		—
	25,000	50,000	3.47	01/12/2034	—	—	—		—

Beth Zelnick Kaufman	50,000	100,000	3.30	12/12/2033	—	—	117,890	(4)	1,371,061
	—	—	—	—	36,006	418,753	58,333	(3)	678,417
	—	—	—	—	—	—	25,000	(5)	290,750

____________

(1)      Vesting based on continued employment over four years.

(2)      Represents the portion of the performance stock units earned following December 31, 2025, which remain subject to time-based vesting through the final certification date within the 60 days following December 31, 2027, subject to continued employment through such date, except that, in the event of a termination other than for “cause,” by reason of death or disability, or “good reason” (each as defined in the applicable award agreement), a portion of the initial earned performance stock units will vest.

(3)      Represents the remaining performance stock units not yet earned, which remain subject to performance- and time-based vesting conditions.

(4)      Each restricted stock unit represents the right to receive one share of our common stock. The restricted stock units vest as follows: 25% on the grant date, 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and the remaining 25% on the third anniversary of the grant date, subject to continued service through the applicable vesting date.

(5)      Each restricted stock unit represents the right to receive one share of our common stock. The restricted stock units vest as follows: 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, 25% on the third anniversary of the grant date, and the remaining 25% on the fourth anniversary of the grant date, subject to continued service through the applicable vesting date.

(6)      Fair market value of the unearned or unvested shares that could be acquired in respect of restricted stock units based on the closing sale price per share of our common stock on the Nasdaq Global Market on December 31, 2025, which was $11.63.

Potential Payments on a Qualifying Termination

If the severance payments called for in our employment agreements for Mr. Todisco, and Mses. Hurlburt and Zelnick Kaufman had been triggered on December 31, 2025, we would have been obligated to make the following payments as described in more detail under the “Potential Payments Upon Termination or Change in Control” summary above:

Name		Cash Severance(1) ($)	COBRA Subsidy ($)	Accelerated Equity Vesting(2) ($)	Total ($)
Joseph Todisco	No Corporate Transaction	1,096,550	46,730	3,989,116	5,132,396
	Within 24 months following a Corporate Transaction	2,076,800	70,095	7,942,043	10,088,938
Elizabeth Hurlburt	No Corporate Transaction	600,000	35,048	1,450,146	2,085,193
	Within 24 months following a Corporate Transaction	768,750	35,048	3,551,063	4,354,861
Beth Zelnick Kaufman	No Corporate Transaction	580,500	26,456	1,437,646	2,044,602
	Within 24 months following a Corporate Transaction	743,766	26,456	3,751,063	4,521,285

____________

(1)      For Mr. Todisco, represents (i) a continuation of base salary for 12 months (or, if such termination occurs within 24 months following a corporate transaction, he will receive continued payments equal to 150% of his base salary plus target bonus in equal payments over 18 months) and (ii) payment of a prorated annual bonus for 2025, determined assuming achievement of target level performance for 2025. For Mses. Hurlburt and Zelnick Kaufman, represents (i) a continuation of base salary for a period of nine months (or, if such termination occurs within 24 months following a corporate transaction, an amount equal to nine months of base salary plus target bonus) and (ii) payment of a prorated annual bonus for 2025, determined assuming achievement of target level performance for 2025.

(2)      Represents one year of additional time vesting of the executive’s outstanding equity awards, or full vesting of all then-outstanding equity awards if such termination occurs within 24 months following a corporate transaction. With respect to outstanding stock options, represents the difference between the fair market value of the shares that could be acquired based on the closing sale price per share of our common stock on the Nasdaq Global Market on December 31, 2025, which was $11.63, and the exercise prices of the applicable stock options. With respect to restricted stock units, represents the fair market value of the shares that could be acquired based on the closing sale price per share of our common stock on the Nasdaq Global Market on December 31, 2025, which was $11.63. With respect to performance stock units, represents the fair market value of the shares that could be acquired based on the closing sale price per share of our common stock on the Nasdaq Global Market on December 31, 2025, which was $11.63, had the vesting of all outstanding units accelerated based on actual performance for the performance period in which the corporate transaction occurred, in accordance with the terms of the applicable award agreements.

Equity Grant Practices

The Compensation Committee is generally responsible for approving grants of stock options and other stock and stock-based awards, except to the extent that the terms of the applicable equity plan require administration by the full Board or, to the extent permitted by and consistent with applicable law and the provisions of the applicable equity plan, to the extent the Compensation Committee has delegated to the Chief Executive Officer the power to approve the grant of stock options or other stock or stock-based awards to employees of the Company or any subsidiary of the Company who are not officers or directors of the Company. We generally aim to avoid granting equity awards including stock options (or similar awards), in anticipation of the release of material non-public information that is likely to result in changes to the price of our Common Stock, and we do not time the release of material non-public information based on stock option or other equity award grant dates. During the last completed fiscal year, we did not grant any stock options (or similar awards) during any period beginning four business days before the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company current report on Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such reports.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans (including individual arrangements):

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	6,530,924	(2)	$4.46	(3)	7,263,039
Equity compensation plans not approved by security holders	—		$—		—
Total	6,530,924		4.46		7,263,039

____________

(1)      Our 2013 Stock Incentive Plan was approved by our stockholders on July 30, 2013. Our 2019 Omnibus Stock Incentive Plan was approved by our stockholders on November 26, 2019. Our Amended and Restated 2019 Omnibus Stock Incentive Plan was approved by our stockholders on October 13, 2022, amended and approved by our stockholders on November 24, 2024.

(2)      Consists of 4,521,821 shares underlying stock options, 1,550,883 shares underlying restricted stock units and 458,220 shares underlying performance stock units.

(3)      Applicable to shares underlying outstanding stock options only.

Pay Versus Performance

As required by Item 402(v) of SEC Regulation S-K, the following information is presented to disclose the relationship between executive compensation actually paid (“CAP”), as calculated under the applicable SEC rules, and the Company’s financial performance for the last three (3) fiscal years. As required by SEC rules, as it applies to smaller reporting companies, the table presented below discloses CAP for (i) our principal executive officer (“PEO”) and (ii) our named executive officers other than the PEO (the “Non-PEO NEOs”), on an average basis.

The methodology for calculating amounts presented in the columns “CAP to PEO” and “Average CAP to Non-PEO NEOs,” including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table totals to arrive at the values presented for CAP, are provided in the footnotes to the table.

The calculations and analysis below do not necessarily reflect the Company’s approach to aligning executive compensation with performance. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with financial performance, refer to the Executive Compensation discussion beginning on page 41 of this proxy statement.

Pay Versus Performance Table

In accordance with applicable SEC rules, the following table sets forth information concerning Summary Compensation Table (“SCT”) Total Compensation and CAP for the Company’s PEO and Non-PEO NEOs for fiscal years 2025, 2024 and 2023 and the corresponding financial performance in each year.

Year	SCT Total – PEO Todisco(1)(2) ($)	CAP – PEO Todisco(1)(3) ($)	Average SCT Total – Non-PEO ($)(1)(4)	Average CAP Total – Non-PEO ($)(1)(3)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return(5) ($)	Net Income (Loss)/ Income in ($000)
2025	6,101,176	8,865,811	3,754,799	5,017,334	275.59	163,055
2024	2,359,908	5,387,597	1,111,699	1,909,687	191.94	(17,930)
2023	2,459,432	1,867,545	1,175,436	792,784	89.10	(46,339)

____________

(1)      The Company’s Non-PEO NEOs for the applicable years are as follows:

(a)      2025: Elizabeth Hurlburt and Beth Zelnick Kaufman.

(b)      2024: Matthew David and Elizabeth Hurlburt.

(c)      2023: Matthew David, Phoebe Mounts and Erin Mistry.

(2)      The dollar amounts reported in this column are the amounts of total compensation reported for the PEO for each corresponding fiscal year in the “Total” column of the SCT. Refer to the SCT as set forth on page 41 of this proxy statement.

(3)      The dollar amounts shown for CAP are computed in accordance with Item 402(v) of Regulation S-K and do not reflect the cash and/or equity value transferred to the PEO or Non-PEO NEOs during the applicable year. These amounts reflect total compensation as reported in the SCT with certain adjustments as described below:

Year	Reported SCT Total ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustment(b) ($)	CAP ($)
2025 Todisco	6,101,176	(4,492,500)	7,257,135	8,865,811
2024 Todisco	2,359,908	(1,208,454)	4,236,143	5,387,597
2023 Todisco	2,459,432	(1,388,400)	796,513	1,867,545

____________

(a)      The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year.

(b)     The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following, as applicable: (i) the year-end fair value of any equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount of change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year; (iii) for awards that are granted and vest in same year, the fair value as of the vesting date; (iv) for awards granted in any prior fiscal year that vest at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in any prior fiscal year that are determined to fail to meet the applicable vesting conditions during the covered fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the covered fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:
Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in Covered Fiscal Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Year(s) ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Same Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Fiscal Year(s) that Vested in Covered Fiscal Year ($)	Fair Value at the End of the Prior Fiscal Year of Equity Awards that Failed to Meet Vesting Conditions in Covered Fiscal Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation for Covered Fiscal Year ($)	Total Equity Award Adjustments ($)
2025 Todisco	3,986,546	1,422,390	570,469	1,277,730	—	—	7,257,135
2024 Todisco	2,150,287	1,596,149	302,110	187,597	—	—	4,236,143
2023 Todisco	737,490	(349,287)	347,100	61,210	—	—	796,513
Year	Average Reported SCT Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards(a) ($)	Average Equity Award Adjustments(b) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	3,754,799	(2,784,318)	4,046,853	5,017,334
2024	1,111,699	(453,170)	1,251,158	1,909,687
2023	1,175,436	(520,650)	137,998	792,784

____________

(a)      The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year.

(b)      The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following, as applicable: (i) the year-end fair value of any equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount of change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year; (iii) for awards that are granted and vest in same year, the fair value as of the vesting date; (iv) for awards granted in any prior fiscal year that vest at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in any prior fiscal year that are determined to fail to meet the applicable vesting conditions during the covered fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the covered fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:
Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in Covered Fiscal Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Year(s) ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Same Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Fiscal Year(s) that Vested in Covered Fiscal Year ($)	Fair Value at the End of the Prior Fiscal Year of Equity Awards that Failed to Meet Vesting Conditions in Covered Fiscal Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation for Covered Fiscal Year ($)	Total Equity Award Adjustments ($)
2025	2,468,228	889,400	438,166	251,058	—	—	4,046,852
2024	806,355	272,320	113,293	59,190	—	—	1,251,158
2023	199,737	(67,328)	139,017	(90,437)	(42,991)	—	137,998

(4)      The dollar amounts reported in this column are the average amounts of total compensation reported for the Non-PEO NEOs for each corresponding fiscal year in the “Total” column of the SCT. Refer to the SCT as set forth on page 41 of this proxy statement.

(5)      Total Shareholder Return shown in this table assumes $100 was invested for the period starting December 31, 2022 through December 31 of the applicable fiscal year in the Company’s common stock as traded under ticker CRMD on Nasdaq. The historical stock price performance of our common stock shown is not necessarily indicative of future stock price performance.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing graphic descriptions of the relationships between information presented in the Pay Versus Performance Table.

CAP v. TSR

The following graph illustrates a comparison of CAP to our PEOs, the average CAP to our Non-PEO NEOs and the Company’s cumulative TSR over the three-year period from 2023 through 2025.

Compensation Actually Paid Versus CRMD TSR
2023
2024
2025
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Compensation ($000)
300.00
250.00
200.00
150.00
100.00
50.00
Value of Initial Fixed $100 Investment in CRMD
$1,868
89.10
$793
$5,388
191.94
$1,910
$8,866
275.59
$5,017
PEO Compensation Actually Paid ($000)
Average NEO Compensation Actually Paid ($000)
CRMD TSR

CAP v. Net Income

The following graph illustrates a comparison of CAP to our PEOs, the average CAP to our Non-PEO NEOs and the Company’s Net Income over the three-year period from 2023 through 2025.

Compensation Actually Paid Versus CRMD Net Income
Compensation ($000)
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
CRMD Net Income (Loss) ($000)
$200,000
$150,000
$100,000
$50,000
$-
$(50,000)
$(100,000)
2023
2024
2025
$1,868
$(46,339)
$793
$5,388
(19,325)
$1,910
$8,866
$150,016
$5,017
PEO CAP ($000)
Ave NEO CAP ($000)
Net Income (Loss)

AUDITOR AND AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2025, which were audited by CBIZ CPAs P.C., our independent registered public accounting firm. The Audit Committee discussed with CBIZ CPAs P.C. the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee also considered whether the provision of services other than the audit of our financial statements for the fiscal year ended December 31, 2025 were compatible with maintaining CBIZ CPAs P.C.’s independence.

Based on the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

All members of our Audit Committee are independent under SEC rules and regulations and Rule 5605(c) of the Nasdaq Global Market Listing Rules. The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. In addition, at least one member of our Audit Committee must qualify as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, and have financial sophistication in accordance with the Nasdaq Global Market Listing Rules 5605(c). The Board has determined that each of Mr. Lefkowitz, Mr. Duncan and Dr. Dunton qualifies as an audit committee financial expert.

THE AUDIT COMMITTEE
Steven Lefkowitz, Chairman
Gregory Duncan
Alan W. Dunton

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Audit Committee Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for reviewing and approving in advance any audit and any permissible non-audit engagement or relationship between us and our independent registered public accounting firm. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by our independent registered public accounting firm. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to our management. Audit Committee pre-approval of non-audit services (other than review and attestation services) also will not be required if such services fall within available exceptions established by the SEC. All services performed by our independent registered public accounting firm during 2025 were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

We had no related party transactions in 2025, and no related party transactions are currently proposed.

Procedures for Review and Approval of Transactions with Related Parties

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties.

Our policies and procedures for review and approval of transactions with related parties are in writing in our Code of Conduct and Ethics available on our website at www.cormedix.com under the “Investors — Corporate Governance” tab.

The Board has adopted a written Related Party Transaction Policy that supplements our Code of Conduct and Ethics. The Related Party Transaction Policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related party (as defined in the Related Party Transaction Policy) had or will have a direct or indirect material interest. The Audit Committee is responsible for review and approval of proposed transactions. In reviewing and approving any such transactions, our Audit Committee is tasked with considering all relevant facts and circumstances with respect to the transaction and shall evaluate all available options, including ratification, revision or termination of the transaction. The Audit Committee will not approve or ratify a transaction with a related party unless it has determined, upon consideration of all relevant information, that the transaction is in, or not inconsistent with, the best interests of the Company or its stockholders.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of our common stock to file with the SEC reports of ownership of our securities and changes in reported ownership. Based on a review of reports filed with the SEC, or written representations from reporting persons that all reportable transactions were reported, we believe that, during 2025, our directors, executive officers, and ten percent stockholders timely filed all reports that were required to be filed under Section 16(a), except that due to an administrative error, one transaction was filed late for Mr. Todisco on each of September 12, 2025 and January 20, 2026, one transaction was filed late for Ms. Hurlburt on each of September 8, 2025 and January 20, 2026, one transaction was filed late for Ms. Zelnick Kaufman on September 8, 2025, and one transaction was filed late for Mr. Seckler on January 15, 2026.

STOCKHOLDER COMMUNICATIONS

Stockholders may send any communications regarding our Company’s business to the Board in care of our Corporate Secretary at our principal executive offices located at 389 Interpace Parkway, Suite 450, Parsippany, New Jersey 07054. The Corporate Secretary will forward all such communications to the addressee if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary considers to be important for the members of the Board to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and duplicative communication.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

Stockholders who intend to present proposals at the Company’s 2027 Annual Meeting of stockholders pursuant to Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company at our principal executive offices no later than December 30, 2026. Such proposals must meet the requirements of Rule 14a-8 to be eligible for inclusion in the Company’s 2027 proxy materials.

In accordance with our By-laws, stockholder proposals, including stockholder nominations for candidates for election as directors, that are intended to be presented by stockholders at the 2027 annual meeting of stockholders, but not submitted for inclusion in the proxy statement for our 2027 annual meeting of stockholders pursuant to Rule 14a-8, must be received by us no earlier than February 23, 2027 and no later than March 25, 2027, unless we change the date of our 2027 annual meeting more than 30 days before or more than 60 days after June 23, 2027, in which case stockholder proposals must be received by us not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. The notice of such proposals must be given in the manner and must include the information and representations required by our By-laws. In addition to satisfying the foregoing requirements under our By-laws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Exchange Act no later than April 26, 2027. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of proxy materials to one or more stockholders at a shared address to which a single copy of proxy materials was delivered. Stockholders may request a separate copy of proxy materials by contacting us either by calling (908) 517-9500 or by mailing a request to 389 Interpace Parkway, Suite 450, Parsippany, New Jersey 07054. Stockholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the SEC is accessible free of charge on its website at www.sec.gov. It contains audited financial statements covering the fiscal years ended December 31, 2025 and 2024. You may request a copy of our Annual Report on Form 10-K free of charge by calling (908) 517-9500 or by mailing a request to our Corporate Secretary, 389 Interpace Parkway, Suite 450, Parsippany, New Jersey 07054. Please include your contact information with the request.

INSTRUCTIONS TO CORMEDIX INC. 2026 VIRTUAL ANNUAL MEETING

To attend the Annual Meeting, stockholders will need to access www.virtualshareholdermeeting.com/CRMD2026 and enter your control number found on your Notice of Internet Availability or Proxy Card.

APPENDIX A

§ 204 Ratification of defective corporate acts and stock

(a) Subject to subsection (f) of this section, no defective corporate act or putative stock shall be void or voidable solely as a result of a failure of authorization if ratified as provided in this section or validated by the Court of Chancery in a proceeding brought under § 205 of this title.

(b) (1) In order to ratify 1 or more defective corporate acts pursuant to this section (other than the ratification of an election of the initial board of directors pursuant to paragraph (b)(2) of this section), the board of directors of the corporation shall adopt resolutions stating:

(A) The defective corporate act or acts to be ratified;

(B) The date of each defective corporate act or acts;

(C) If such defective corporate act or acts involved the issuance of shares of putative stock, the number and type of shares of putative stock issued and the date or dates upon which such putative shares were purported to have been issued;

(D) The nature of the failure of authorization in respect of each defective corporate act to be ratified; and

(E) That the board of directors approves the ratification of the defective corporate act or acts.

Such resolutions may also provide that, at any time before the validation effective time in respect of any defective corporate act set forth therein, notwithstanding the approval of the ratification of such defective corporate act by stockholders, the board of directors may abandon the ratification of such defective corporate act without further action of the stockholders. The quorum and voting requirements applicable to the ratification by the board of directors of any defective corporate act shall be the quorum and voting requirements applicable to the type of defective corporate act proposed to be ratified at the time the board adopts the resolutions ratifying the defective corporate act; provided that if the certificate of incorporation or bylaws of the corporation, any plan or agreement to which the corporation was a party or any provision of this title, in each case as in effect as of the time of the defective corporate act, would have required a larger number or portion of directors or of specified directors for a quorum to be present or to approve the defective corporate act, such larger number or portion of such directors or such specified directors shall be required for a quorum to be present or to adopt the resolutions to ratify the defective corporate act, as applicable, except that the presence or approval of any director elected, appointed or nominated by holders of any class or series of which no shares are then outstanding, or by any person that is no longer a stockholder, shall not be required.

(2) In order to ratify a defective corporate act in respect of the election of the initial board of directors of the corporation pursuant to § 108 of this title, a majority of the persons who, at the time the resolutions required by this paragraph (b)(2) of this section are adopted, are exercising the powers of directors under claim and color of an election or appointment as such may adopt resolutions stating:

(A) The name of the person or persons who first took action in the name of the corporation as the initial board of directors of the corporation;

(B) The earlier of the date on which such persons first took such action or were purported to have been elected as the initial board of directors; and

(C) That the ratification of the election of such person or persons as the initial board of directors is approved.

(c) Each defective corporate act ratified pursuant to paragraph (b)(1) of this section shall be submitted to stockholders for approval as provided in subsection (d) of this section, unless:

(1) (A) No other provision of this title, and no provision of the certificate of incorporation or bylaws of the corporation, or of any plan or agreement to which the corporation is a party, would have required stockholder approval of such defective corporate act to be ratified, either at the time of such defective corporate act or at the time the board of directors adopts the resolutions ratifying such defective corporate act pursuant to paragraph (b)(1) of this section; and

(B) Such defective corporate act did not result from a failure to comply with § 203 of this title; or

(2) As of the adoption of the resolutions of the board of directors adopted pursuant to paragraph (b)(1) of this section, there are no shares of valid stock outstanding and entitled to vote thereon, regardless of whether there then exist any shares of putative stock.

(d) (1) If the ratification of a defective corporate act is required to be submitted to stockholders for approval pursuant to subsection (c) of this section, due notice of the time, place, if any, and purpose of the meeting shall be given at least 20 days before the date of the meeting to each holder of valid stock and putative stock, whether voting or nonvoting, at the address of such holder as it appears or most recently appeared, as appropriate, on the records of the corporation.

(2) The notice shall also be given to the holders of record of valid stock and putative stock, whether voting or nonvoting, as of the time of the defective corporate act (or, in the case of any defective corporate act that involved the establishment of a record date for notice of or voting at any meeting of stockholders, for action by written consent of stockholders in lieu of a meeting, or for any other purpose, the record date for notice of or voting at such meeting, the record date for action by written consent, or the record date for such other action, as the case may be), other than holders whose identities or addresses cannot be determined from the records of the corporation.

(3) The notice shall contain a copy of the resolutions adopted by the board of directors pursuant to paragraph (b)(1) of this section or the information required by paragraphs (b)(1)(A) through (E) of this section and a statement that any claim that the defective corporate act or putative stock ratified hereunder is void or voidable due to the failure of authorization, or that the Court of Chancery should declare in its discretion that a ratification in accordance with this section not be effective or be effective only on certain conditions must be brought within 120 days from the applicable validation effective time.

(4) At such meeting, the quorum and voting requirements applicable to ratification of such defective corporate act shall be the quorum and voting requirements applicable to the type of defective corporate act proposed to be ratified at the time of the approval of the ratification, except that:

a. If the certificate of incorporation or bylaws of the corporation, any plan or agreement to which the corporation was a party or any provision of this title in effect as of the time of the defective corporate act would have required a larger number or portion of stock or of any class or series thereof or of specified stockholders for a quorum to be present or to approve the defective corporate act, the presence or approval of such larger number or portion of stock or of such class or series thereof or of such specified stockholders shall be required for a quorum to be present or to approve the ratification of the defective corporate act, as applicable, except that the presence or approval of shares of any class or series of which no shares are then outstanding, or of any person that is no longer a stockholder, shall not be required;

b. The approval by stockholders of the ratification of the election of a director shall require the affirmative vote of the majority of shares present at the meeting and entitled to vote on the election of such director, except that if the certificate of incorporation or bylaws of the corporation then in effect or in effect at the time of the defective election require or required a larger number or portion of stock or of any class or series thereof or of specified stockholders to elect such director, the affirmative vote of such larger number or portion of stock or of any class or series thereof or of such specified stockholders shall be required to ratify the election of such director, except that the presence or approval of shares of any class or series of which no shares are then outstanding, or of any person that is no longer a stockholder, shall not be required; and

c. In the event of a failure of authorization resulting from failure to comply with the provisions of § 203 of this title, the ratification of the defective corporate act shall require the vote set forth in § 203(a)(3) of this title, regardless of whether such vote would have otherwise been required.

(5) Shares of putative stock as of the adoption by the board of directors of resolutions pursuant to paragraph (b)(1) of this section (and without giving effect to any ratification that becomes effective after such adoption) shall neither be entitled to vote nor counted for quorum purposes in any vote to ratify any defective corporate act.

(e) (1) If a defective corporate act ratified pursuant to this section would have required under any other section of this title the filing of a certificate in accordance with § 103 of this title, and either (i) such certificate requires any change to give effect to the defective corporate act in accordance with this section (including a change to the date and time of the effectiveness of such certificate) or (ii) a certificate was not previously filed under § 103 of this title in respect of the defective corporate act, then, in lieu of filing the certificate otherwise required by this title, the corporation shall file a certificate of validation with respect to such defective corporate act in accordance with § 103 of this title.

(2) A separate certificate of validation shall be required for each defective corporate act requiring the filing of a certificate of validation under this section, except that (i) 2 or more defective corporate acts may be included in a single certificate of validation if the corporation filed, or to comply with this title would have filed, a single certificate under another provision of this title to effect such acts, and (ii) 2 or more overissues of shares of any class, classes or series of stock may be included in a single certificate of validation, provided that the increase in the number of authorized shares of each such class or series set forth in the certificate of validation shall be effective as of the date of the first such overissue.

(3) The certificate of validation shall set forth:

a. That the corporation has ratified 1 or more defective corporate acts that would have required the filing of a certificate under § 103 of this title;

b. That each such defective corporate act has been ratified in accordance with this section; and

c. The information required by 1 of the following paragraphs:

1. If a certificate was previously filed under § 103 of this title in respect of the defective corporate act and such certificate requires any change to give effect to the defective corporate act in accordance with this section (including a change to the date and time of the effectiveness of such certificate), the certificate of validation shall set forth:

A. The name, title and filing date of the certificate so previously filed and of any certificate of correction thereto;

B. A statement that a certificate containing all of the information required to be included under the applicable section or sections of this title to give effect to the defective corporate act is attached as an exhibit to the certificate of validation; and

C. The date and time that such certificate shall be deemed to have become effective pursuant to this section; or

2. If a certificate was not previously filed under § 103 of this title in respect of the defective corporate act and the defective corporate act ratified pursuant to this section would have required under any other section of this title the filing of a certificate in accordance with § 103 of this title, the certificate of validation shall set forth:

A. A statement that a certificate containing all of the information required to be included under the applicable section or sections of this title to give effect to the defective corporate act is attached as an exhibit to the certificate of validation, and

B. The date and time that such certificate shall be deemed to have become effective pursuant to this section.

(4) A certificate attached to a certificate of validation need not be separately executed and acknowledged and need not include any statement required by any other section of this title that such instrument has been approved and adopted in accordance with the provisions of such other section.

(f) From and after the validation effective time, unless otherwise determined in an action brought pursuant to § 205 of this title:

(1) Subject to the last sentence of subsection (d) of this section, each defective corporate act ratified in accordance with this section shall no longer be deemed void or voidable as a result of the failure of authorization described in the resolutions adopted pursuant to subsection (b) of this section and such effect shall be retroactive to the time of the defective corporate act; and

(2) Subject to the last sentence of subsection (d) of this section, each share or fraction of a share of putative stock issued or purportedly issued pursuant to any such defective corporate act shall no longer be deemed void or voidable and shall be deemed to be an identical share or fraction of a share of outstanding stock as of the time it was purportedly issued.

(g) In respect of each defective corporate act ratified by the board of directors pursuant to subsection (b) of this section, prompt notice of the ratification shall be given to all holders of valid stock and putative stock, whether voting or nonvoting, as of the date the board of directors adopts the resolutions approving such defective corporate act, or as of a date within 60 days after such date of adoption, as established by the board of directors, at the address of such holder as it appears or most recently appeared, as appropriate, on the records of the corporation. The notice shall also be given to the holders of record of valid stock and putative stock, whether voting or nonvoting, as of the time of the defective corporate act, other than holders whose identities or addresses cannot be determined from the records of the corporation. The notice shall contain a copy of the resolutions adopted pursuant to subsection (b) of this section or the information specified in paragraphs (b)(1)(A) through (E) or paragraphs (b)(2)(A) through (C) of this section, as applicable, and a statement that any claim that the defective corporate act or putative stock ratified hereunder is void or voidable due to the failure of authorization, or that the Court of Chancery should declare in its discretion that a ratification in accordance with this section not be effective or be effective only on certain conditions must be brought within 120 days from the later of the validation effective time or the time at which the notice required by this subsection is given. Notwithstanding the foregoing, (i) no such notice shall be required if notice of the ratification of the defective corporate act is to be given in accordance with subsection (d) of this section, and (ii) in the case of a corporation that has a class of stock listed on a national securities exchange, the notice required by this subsection and subsection (d) of this section may be deemed given if disclosed in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to § 13, § 14 or § 15(d) (15 U.S.C. § 78m, § 77n or § 78o(d)) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or the corresponding provisions of any subsequent United States federal securities laws, rules or regulations. If any defective corporate act has been approved by stockholders acting pursuant to § 228 of this title, the notice required by this subsection may be included in any notice required to be given pursuant to § 228(e) of this title and, if so given, shall be sent to the stockholders entitled thereto under § 228(e) and to all holders of valid and putative stock to whom notice would be required under this subsection if the defective corporate act had been approved at a meeting and the record date for determining the stockholders entitled to notice of such meeting had been the date for determining the stockholders entitled to notice under the first sentence of this subsection other than any stockholder who approved the action by consent in lieu of a meeting pursuant to § 228 of this title or any holder of putative stock who otherwise consented thereto in writing. Solely for purposes of subsection (d) of this section and this subsection, notice to holders of putative stock, and notice to holders of valid stock and putative stock as of the time of the defective corporate act, shall be treated as notice to holders of valid stock for purposes of §§ 222 and 228, 229, 230, 232 and 233 of this title.

(h) As used in this section and in § 205 of this title only, the term:

(1) “Defective corporate act” means an overissue, an election or appointment of directors that is void or voidable due to a failure of authorization, or any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation under subchapter II of this chapter (without regard to the failure of authorization identified in § 204(b)(1)(D) of this title), but is void or voidable due to a failure of authorization;

(2) “Failure of authorization” means: (i) the failure to authorize or effect an act or transaction in compliance with (A) the provisions of this title, (B) the certificate of incorporation or bylaws of the corporation, or (C) any plan or agreement to which the corporation is a party or the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable; or (ii) the failure of the board of directors or any officer of the corporation to authorize or approve any act or transaction taken by or on behalf of the corporation that would have required for its due authorization the approval of the board of directors or such officer;

(3) “Overissue” means the purported issuance of:

a. Shares of capital stock of a class or series in excess of the number of shares of such class or series the corporation has the power to issue under § 161 of this title at the time of such issuance; or

b. Shares of any class or series of capital stock that is not then authorized for issuance by the certificate of incorporation of the corporation;

(4) “Putative stock” means the shares of any class or series of capital stock of the corporation (including shares issued upon exercise of options, rights, warrants or other securities convertible into shares of capital stock of the corporation, or interests with respect thereto that were created or issued pursuant to a defective corporate act) that:

a. But for any failure of authorization, would constitute valid stock; or

b. Cannot be determined by the board of directors to be valid stock;

(5) “Time of the defective corporate act” means the date and time the defective corporate act was purported to have been taken;

(6) “Validation effective time,” with respect to any defective corporate act ratified pursuant to this section, means the latest of:

a. The time at which the defective corporate act submitted to the stockholders for approval pursuant to subsection (c) of this section is approved by such stockholders or if no such vote of stockholders is required to approve the ratification of the defective corporate act, immediately following the time at which the board of directors adopts the resolutions required by paragraph (b)(1) or (b)(2) of this section;

b. Where no certificate of validation is required to be filed pursuant to subsection (e) of this section, the time, if any, specified by the board of directors in the resolutions adopted pursuant to paragraph (b)(1) or (b)(2) of this section, which time shall not precede the time at which such resolutions are adopted; and

c. The time at which any certificate of validation filed pursuant to subsection (e) of this section shall become effective in accordance with § 103 of this title.

(7) “Valid stock” means the shares of any class or series of capital stock of the corporation that have been duly authorized and validly issued in accordance with this title.

In the absence of actual fraud in the transaction, the judgment of the board of directors that shares of stock are valid stock or putative stock shall be conclusive, unless otherwise determined by the Court of Chancery in a proceeding brought pursuant to § 205 of this title.

(i) Ratification under this section or validation under § 205 of this title shall not be deemed to be the exclusive means of ratifying or validating any act or transaction taken by or on behalf of the corporation, including any defective corporate act, or any issuance of stock, including any putative stock, or of adopting or endorsing any act or transaction taken by or in the name of the corporation prior to the commencement of its existence, and the absence or failure of ratification in accordance with either this section or validation under § 205 of this title shall not, of itself, affect the validity or effectiveness of any act or transaction or the issuance of any stock properly ratified under common law or otherwise, nor shall it create a presumption that any such act or transaction is or was a defective corporate act or that such stock is void or voidable.

SECTION 205 OF THE DELAWARE GENERAL CORPORATE LAW

§ 205 Proceedings regarding validity of defective corporate acts and stock

(a) Subject to subsection (f) of this section, upon application by the corporation, any successor entity to the corporation, any member of the board of directors, any record or beneficial holder of valid stock or putative stock, any record or beneficial holder of valid or putative stock as of the time of a defective corporate act ratified pursuant to § 204 of this title, or any other person claiming to be substantially and adversely affected by a ratification pursuant to § 204 of this title, the Court of Chancery may:

(1) Determine the validity and effectiveness of any defective corporate act ratified pursuant to § 204 of this title;

(2) Determine the validity and effectiveness of the ratification of any defective corporate act pursuant to § 204 of this title;

(3) Determine the validity and effectiveness of any defective corporate act not ratified or not ratified effectively pursuant to § 204 of this title;

(4) Determine the validity of any corporate act or transaction and any stock, rights or options to acquire stock; and

(5) Modify or waive any of the procedures set forth in § 204 of this title to ratify a defective corporate act.

(b) In connection with an action under this section, the Court of Chancery may:

(1) Declare that a ratification in accordance with and pursuant to § 204 of this title is not effective or shall only be effective at a time or upon conditions established by the Court;

(2) Validate and declare effective any defective corporate act or putative stock and impose conditions upon such validation by the Court;

(3) Require measures to remedy or avoid harm to any person substantially and adversely affected by a ratification pursuant to § 204 of this title or from any order of the Court pursuant to this section, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Order the Secretary of State to accept an instrument for filing with an effective time specified by the Court, which effective time may be prior or subsequent to the time of such order, provided that the filing date of such instrument shall be determined in accordance with § 103(c)(3) of this title;

(5) Approve a stock ledger for the corporation that includes any stock ratified or validated in accordance with this section or with § 204 of this title;

(6) Declare that shares of putative stock are shares of valid stock or require a corporation to issue and deliver shares of valid stock in place of any shares of putative stock;

(7) Order that a meeting of holders of valid stock or putative stock be held and exercise the powers provided to the Court under § 227 of this title with respect to such a meeting;

(8) Declare that a defective corporate act validated by the Court shall be effective as of the time of the defective corporate act or at such other time as the Court shall determine;

(9) Declare that putative stock validated by the Court shall be deemed to be an identical share or fraction of a share of valid stock as of the time originally issued or purportedly issued or at such other time as the Court shall determine; and

(10) Make such other orders regarding such matters as it deems proper under the circumstances.

(c) Service of the application under subsection (a) of this section upon the registered agent of the corporation shall be deemed to be service upon the corporation, and no other party need be joined in order for the Court of Chancery to adjudicate the matter. In an action filed by the corporation, the Court may require notice of the action be provided to other persons specified by the Court and permit such other persons to intervene in the action.

(d) In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

(e) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions brought under this section.

(f) Notwithstanding any other provision of this section, no action asserting:

(1) That a defective corporate act or putative stock ratified in accordance with § 204 of this title is void or voidable due to a failure of authorization identified in the resolution adopted in accordance with 204(b) of this title; or

(2) That the Court of Chancery should declare in its discretion that a ratification in accordance with § 204 of this title not be effective or be effective only on certain conditions,

may be brought after the expiration of 120 days from the later of the validation effective time and the time notice, if any, that is required to be given pursuant to § 204(g) of this title is given with respect to such ratification, except that this subsection shall not apply to an action asserting that a ratification was not accomplished in accordance with § 204 of this title or to any person to whom notice of the ratification was required to have been given pursuant to § 204(d) or (g) of this title, but to whom such notice was not given.

APPENDIX B

COD Amendments Ratification Resolutions

The undersigned, being all of the members of the Board of Directors (the “Board”) of CorMedix Inc., a Delaware corporation (the “Company”), acting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the “DGCL”), authorizing actions to be taken by the Board by written consent in lieu of a meeting, hereby adopt, by unanimous written consent, the following resolutions with the same force and effect as if they had been unanimously adopted at a duly convened meeting of the Board and direct that this consent be filed with the minutes of the proceedings of the Board.

Ratification of Certificate of Designation Amendments

WHEREAS, on October 21, 2013, the Company filed a Certificate of Designation of Series E Non-Voting Convertible Preferred Stock (the “Original Series E COD”) with the Secretary of State of the State of Delaware;

WHEREAS, on January 8, 2014, the Company filed a Certificate of Designation of Series C-3 Non-Voting Convertible Preferred Stock (the “Original Series C-3 COD”) with the Secretary of State of the State of Delaware;

WHEREAS, on January 8, 2014, the Company filed a Certificate of Amendment to the Original Series E COD (the “Series E 2014 Amendment”);

WHEREAS, on September 15, 2014, the Company filed an Amended and Restated Certificate of Designation of Series E Non-Voting Convertible Preferred Stock (the “Series E A&R COD”) and on September 15, 2014, the Company issued 37,226 shares of Series E Preferred Stock in connection therewith (the “A&R COD Issuances”);

WHEREAS, on September 15, 2014, the Company filed an Amended and Restated Certificate of Designation of Series C-3 Non-Voting Convertible Preferred Stock (the “Series C-3 A&R COD”);

WHEREAS, on September 5, 2019, the Company filed a Second Amended and Restated Certificate of Designation of Series E Convertible Preferred Stock (the “Series E Second A&R COD”);

WHEREAS, on August 6, 2025, the Company filed a Third Amended and Restated Certificate of Designation of Series E Convertible Preferred Stock (the “Series E Third A&R COD”);

WHEREAS, the Company has periodically filed amendments to the certificates of designation of their other outstanding classes of preferred stock (the “Other CODs” and, together with the Series E 2014 Amendment, the Series E A&R COD, the Series C-3 A&R COD, the Series E Second A&R COD and the Series E Third A&R COD, the “COD Amendments”), each of the foregoing having been approved by the Board prior to filing;

WHEREAS, a stockholder has questioned the effectiveness of certain of the COD Amendments in a stockholder demand letter dated September 10, 2025, alleging that the approval of holders of the Company’s common stock was required to authorize one or more of the COD Amendments as the Company’s Amended and Restated Certificate of Incorporation, as amended, does not include any provision denying the right of the holders of the Company’s common stock to vote on amendments to certificate of designations, thereby creating potential uncertainty as to whether one or more of the COD Amendments were duly authorized and effective under the DGCL;

WHEREAS, if any required stockholder approval was not obtained, or if any other approval, notice, meeting, quorum, voting, consent, record date, or filing requirement was not satisfied, then one or more of the COD Amendments and, if applicable, any share issued in connection therewith could constitute a “defective corporate act” (as defined in Section 204 of the DGCL) by reason of potential “failures of authorization” (as defined in Section 204 of the DGCL), including, without limitation, potential failures relating to:

(1) whether approval of the holders of common stock voting together with preferred stock on an as-converted basis pursuant to Section 242(b)(1) of the DGCL was required and obtained;

(2) whether any separate series vote of the Series E preferred stock or of the Series C-3 preferred stock or any other class entitled to a class vote pursuant to Section 242(b)(2) of the DGCL or the Company’s governing documents was required and obtained; and/or

B-1

(3) whether any required stockholder action was properly effected at a duly called and noticed meeting, or by written consent if permitted, consistent with the DGCL and the Company’s governing documents;

WHEREAS, Section 204 of the DGCL provides that upon the ratification of defective corporate acts (“Corporate Acts”), such acts shall not be void or voidable solely as a result of a failure of authorization;

WHEREAS, Section 205 of the DGCL provides that no action asserting that a Corporate Act ratified under Section 204 of the DGCL is void or voidable due to a failure of authorization identified in a resolution adopted in accordance with Section 204(b) of the DGCL, or that the Delaware Court of Chancery should declare in its discretion that the ratification thereof in accordance with Section 204 of the DGCL not be effective or be effective only on certain conditions, may be brought after 120 days from the later of the validation effective time and the time required to give notice of such ratification to a corporation’s stockholders pursuant to Section 204(g) of the DGCL;

WHEREAS, the nature of the potential failure of authorization (i) with respect to the Series E 2014 Amendment, the Series E A&R COD (including the A&R COD Issuances), the Series E Second A&R COD and the Series C-3 A&R COD is that the holders of the Company’s common stock did not vote on the approval of such filings as a separate class; (ii) with respect to the Series E A&R COD, the approval of the holders of 66⅔% of the shares of the Series C-3 preferred stock, voting as a series, was not obtained; (iii) with respect to the Series E Third A&R COD, the approval of the holders of the Company’s common stock and the holders of the shares of the Series E preferred stock voting together as a single class was not obtained; and (iv) with respect to the Series C-3 A&R COD, the approval of the holders of 66⅔% of the shares of the Series C-3 preferred stock, voting as a series, was not obtained, and thus the COD Amendments may not have been duly authorized;

WHEREAS, although at the time of the approval of each of the COD Amendments the Board believed that the COD Amendments had been validly approved by the requisite stockholder vote with the approval of only the holders of the respective class of preferred stock, and thus the COD Amendments were properly authorized and are effective, to avoid potential future litigation risk and to eliminate any uncertainty as to the validity and effectiveness of the COD Amendments, the Board has determined that it is in the best interests of the Company and all of the Company’s stockholders to ratify the approval, filing and effectiveness of the COD Amendments pursuant to Section 204 of the DGCL in order to eliminate any uncertainty related to the effectiveness of these corporate acts; and

WHEREAS, if the ratification of the COD Amendments is approved by the stockholders and becomes effective, the ratification will be retroactive to the date(s) of each of the filing(s) of the COD Amendments with the Secretary of State of the State of Delaware and the date(s) on which the COD Amendments became effective.

NOW, THEREFORE, BE IT RESOLVED, that the foregoing recitals are incorporated herein by reference and, for all purposes of the DGCL (including Section 204), the Board hereby determines that it is advisable and in the best interests of the Company and its stockholders to ratify the approval, adoption, execution, acknowledgment, filing and effectiveness of each of the COD Amendments (including the A&R COD Issuances), and the changes to the rights, powers, preferences and terms of the respective classes of preferred stock effected thereby, retroactive to the date(s) of such filings and effectiveness; and be it further

RESOLVED, that the Board hereby declares advisable and approves, adopts and authorizes, in all respects, the ratification of each of the COD Amendments pursuant to Section 204 of the DGCL and recommends that the Company’s stockholders entitled to vote thereon approve such ratification; and be it further

RESOLVED, that, upon receipt of the requisite stockholder approval, the officers of the Company are authorized and directed to prepare, execute, acknowledge and file with the Secretary of State of the State of Delaware one or more certificates of validation with respect to the COD Amendments in accordance with Sections 204(e) and 103 of the DGCL, and to take all such further actions as they deem necessary or appropriate to carry out the intent of these resolutions; and be it further

RESOLVED, that, at any time prior to the effectiveness of the applicable certificate(s) of validation, the Board may, in its discretion, abandon the ratification of the COD Amendments approved hereby without further action by the stockholders of the Company.

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APPENDIX C
[Amended CHARTER]

~~Exhibit A~~
CORMEDIX INC.

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

~~OF~~

CORMEDIX INC. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

~~______________________________________________________~~

DOES HEREBY CERTIFY:

1.    The Amended and Restated Certificate of Incorporation is amended by replacing Article First with the following text:

ARTICLE FIRST: NAME

~~FIRST:~~ The name of this corporation is CorMedix Inc. (the “Corporation”).

2.    The Amended and Restated Certificate of Incorporation is amended by replacing Article Second with the following text:

ARTICLE SECOND: AGENT FOR SERVICE OF PROCESS

~~SECOND:~~ The address of the registered office of the Corporation in the State of Delaware is ~~2711 Centerville Road, Suite 400~~251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

3.    The Amended and Restated Certificate of Incorporation is amended by replacing Article Third with the following text:

ARTICLE THIRD: PURPOSE

~~THIRD:~~ The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4.    The Amended and Restated Certificate of Incorporation is amended by replacing Article Fourth with the following text:

ARTICLE FOURTH: AUTHORIZED STOCK

~~FOURTH:~~ (A)    The total number of shares of all classes of stock which the Corporation shall have the authority to issue is one hundred sixty-two million (162,000,000) shares. The Corporation is authorized to have two classes of shares, designated as Common Stock and Preferred Stock. The total number of shares of Common Stock which the Corporation is authorized to issue is one hundred sixty million (160,000,000) shares, and the par value of each of the shares of Common Stock is $0.001 (“Common Stock”). The total number of shares of Preferred Stock which the Corporation is authorized to issue is two million (2,000,000) shares, and the par value of each of the shares of Preferred Stock is $0.001 (“Preferred Stock”).

(B)         The Board of Directors (the “Board”) is authorized, subject to any limitations prescribed by the law of the DGCL, to provide for the issuance of the shares of Preferred Stock ~~may be issued~~ in one or more series ~~at such time or times and for such consideration or considerations as the Corporation’s Board of Directors may determine~~, and by filing a Certificate of Designation (“Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and, except where otherwise provided in the applicable Certificate of Designation, to thereafter increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Amended and Restated Certificate of Incorporation~~, as amended~~ (this “Certificate of Incorporation”), different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

(C)        The Board ~~of Directors~~ is expressly authorized to provide for the issuance of all or any shares of any authorized but undesignated Preferred Stock in one or more series, and, by filing a Certificate of Designation, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board ~~of Directors~~ to create such series, and a certificate of said resolution or resolutions shall be filed in accordance with the ~~General Corporation Law of the State of Delaware~~DGCL. The authority of the Board ~~of Directors~~ with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may: (i) have such distinctive designation and consist of such number of shares; (ii) be subject to redemption at such time or times and at such price or prices; (iii) be entitled to the benefit of a retirement or sinking fund for the redemption of such series on such terms and in such amounts; (iv) be entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of stock; (v) be entitled to such rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs, or upon any distribution of the assets of the Corporation in preference to, or in such relation to, any other class or classes or any other series of stock; (vi) be convertible into, or exchangeable for, shares of any other class or classes or any other series of stock at such price or prices or at such rates of exchange and with such adjustments, if any; (vii) be entitled to the benefit of such conditions, limitations or restrictions, if any, on the creation of indebtedness, the issuance of additional shares of such series or shares of any other series of Preferred Stock, the amendment of this ~~Amended and Restated~~ Certificate of Incorporation~~, as amended,~~ or the Corporation’s By-Laws, the payment of dividends or the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation of, any other class or classes or series of stock, or any other corporate action; or (viii) be entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board ~~of Directors~~ may deem advisable and as are not inconsistent with law and the provisions of this ~~Amended and Restated~~ Certificate of Incorporation~~, as amended.~~. All references in this Certificate of Incorporation to series of Preferred Stock designated prior to the effectiveness of the amendment first inserting this sentence (other than the Series C-3 Non Voting Convertible Preferred Stock and the Series E Convertible Preferred Stock) are hereby eliminated.

~~Effective at 9:00 a.m. on March 26, 2019 (the “Effective Time”), a one-for-five reverse stock split of the Corporation’s common stock shall become effective, pursuant to which every five shares of common stock, par value $0.001 per share, issued and outstanding or held as treasury shares at the Effective Time (hereinafter called “Old Common Stock”), shall be reclassified and combined into one share of common stock, par value $0.001 per share (hereinafter called “Common Stock”), automatically and without any action by the holder thereof, subject to the treatment of fractional shares, and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination, rather stockholders who otherwise would be entitled to receive fractional share interests of Common Stock as a result of the reclassification and combination shall be entitled to receive in lieu of such fractional share interests, upon the Effective Time, one whole share of Common Stock in lieu of such fractional share interests. As soon as practicable following the Effective Time, the Corporation will notify its stockholders of record as of the Effective Time to transmit outstanding share certificates to the Corporation’s exchange agent and registrar (“Exchange Agent”) and the Corporation will cause the Exchange Agent to issue new certificates or book entries representing one share of common stock for every five shares transmitted and held of record as of the Effective Time; and in settlement of fractional interests that might arise as a result of such combination as of the Effective Time, cause the Exchange Agent to issue one whole share to such holders in lieu of a fractional share interest. The Corporation’s authorized shares of Common Stock, each having a par value of $0.001 per share, shall not be changed.~~

(D)        Except as otherwise required by law or provided in this Certificate of Incorporation, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any Certificate of Designation).

5.    The Amended and Restated Certificate of Incorporation is amended by replacing Article Fifth with the following text:

ARTICLE FIFTH: LIMITATION OF LIABILITY

~~FIFTH:~~ A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) of a director under Section 174 of the DGCL ~~or~~, (iv) for any transaction from which the director or officer derived an improper personal benefit or (v) in the case of an officer, in any action by or in the right of the Corporation. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article FIFTH shall not adversely affect any right or protection of a director or an officer of the Corporation with respect to events occurring prior to the time of such repeal or modification.

6.    The Amended and Restated Certificate of Incorporation is amended by replacing Article Sixth with the following text:

ARTICLE SIXTH: INDEMNIFICATION

~~SIXTH:~~ The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, have the power to indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

7.    The Amended and Restated Certificate of Incorporation is amended by replacing Article Seventh with the following text:

ARTICLE SEVENTH: AMENDMENT OF CERTIFICATE OF INCORPORATION

~~SEVENTH:~~ The Corporation reserves the right to amend, alter, change or repeal any provision contained in this ~~Amended and Restated~~ Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, subject to the limitations set forth in this ~~Amended and Restated~~ Certificate of Incorporation and in the manner now or hereafter provided herein by ~~statue~~statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this ~~Amended and Restated~~ Certificate of Incorporation in its present form or as amended are granted subject to the rights reserved in this Article SEVENTH.

8.    The Amended and Restated Certificate of Incorporation is amended by replacing Article Eighth with the following text:

ARTICLE EIGHTH: AMENDMENT OF THE BY-LAWS

~~EIGHTH:~~ The Corporation hereby confers the power to adopt, amend or repeal its By-Laws upon the Board ~~of Directors~~. Notwithstanding the ~~forgoing~~foregoing, such power shall not divest or limit the power of the stockholders of the Corporation to adopt, amend or repeal the By-Laws of the Corporation.

9.    The Amended and Restated Certificate of Incorporation is amended by adding the following text to the end thereof:

ARTICLE NINTH: EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim that is based upon a breach of a fiduciary duty owed by, or other wrongdoing by, any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-Laws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (iv) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the By-Laws; (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine; or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or any successor thereto. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article NINTH. Failure to enforce the foregoing provisions of this Article NINTH would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions

IN WITNESS WHEREOF, this corporation has caused this Certificate of Amendment to be signed by a duly authorized officer and the foregoing facts stated herein are true and correct.

Dated: [            ], 2026

CORMEDIX INC.
By:
Name: Joseph Todisco
Title: Chief Executive Officer

CORMEDIX INC. 389 INTERPACE PKWY SUITE 450 PARSIPPANY, NJ 07054 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 22, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CRMD2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 22, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V95299-P50683 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CORMEDIX INC. The Board of Directors recommends you vote FOR ALL of the following nominees: 1. Election of Directors 01) Janet Dillione 02) Gregory Duncan 03) Alan W. Dunton 04) Myron Kaplan 05) Steven Lefkowitz 06) Robert Stewart 07) Joseph Todisco For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5, 6, 7, 8 and 9. 2. To approve on a non-binding advisory basis the compensation of our named executive officers for 2025. 3. To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 4. To approve the ratification of the Certificate of Designation Amendments (as defined in the Proxy Statement). 5. To approve amendments to our Charter to make technical changes. 6. To approve an amendment to our Charter to update the approval process for amendments relating solely to the terms of one or more series of preferred stock by permitting such amendments to be approved by the holders of the applicable series, without a separate vote of common stockholders, to the extent permitted by Delaware law and provided that no changes are made to the terms of common stock. 7. To approve an amendment to our Charter to designate the exclusive forums in which certain claims relating to the Company may be brought. 8. To approve an amendment to our Charter to limit certain officers’ personal liability for monetary damages for breaches of the duty of care, as permitted by Delaware law. 9. To approve the adjournment of the 2026 Annual Meeting to a later date or dates, if necessary, to permit further solicitation and voting of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal No.s 4, 5, 6, 7 or 8. Note: In their discretion, the holders of a proxy to vote shares may vote on such other business as may properly come before the meeting or any adjournment, postponement or continuation thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V95300-P50683 CORMEDIX INC. 2026 Annual Meeting of Stockholders June 23, 2026 at 9:00 A.M. Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Susan Blum and Beth Zelnick Kaufman, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CORMEDIX INC. that the undersigned stockholder(s) is/are entitled to vote at the 2026 Annual Meeting of Stockholders (“Annual Meeting”) to be held at 9:00 A.M. Eastern Time on June 23, 2026,virtually at www.virtualshareholdermeeting.com/CRMD2026, and any adjournment, postponement or continuation thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The proxies are hereby authorized to vote, in their discretion and to the extent permitted by applicable law or rule, on such other business as may properly come before the Annual Meeting or any adjournment, postponement or continuation thereof. The Board of Directors recommends a vote FOR the election of all director nominees and FOR proposals 2, 3, 4, 5, 6, 7, 8 and 9. Continued and to be signed on reverse side